Exhibit 4.1

NABORS INDUSTRIES, INC.

as Issuer,

the Guarantors Party Hereto,

as Guarantors,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee

INDENTURE

Dated as of December 1, 2020

9.00% Senior Priority Guaranteed Notes due 2025

i

ii

iii

THIS INDENTURE dated as of December 1, 2020, is among Nabors Industries, Inc. a Delaware corporation (the “Company”), the Guarantors (as defined hereinafter) and Wilmington Trust, National Association, a national banking association as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined hereinafter) of $175,575,000 in aggregate principal amount of the Company’s 9.00% Senior Priority Guaranteed Notes due 2025 issued on the date hereof (the “Initial Securities”) and (ii) any Additional Securities (as defined herein) issued by the Company hereafter:

ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.     Definitions.

“144A Global Security” means, with respect to the Securities, a Global Security substantially in the form of Exhibit A hereto, bearing the Global Security Legend and the Private Placement Legend, that has the Schedule of Exchanges of Interests in the Global Security attached thereto, and that is deposited with the Securities Custodian, and registered in the name of, the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Securities initially sold in reliance on Rule 144A.

“2018 Revolving Credit Facility” means that certain Credit Agreement dated as of October 11, 2018, among the Company, Nabors Delaware and certain of the Company’s other Subsidiaries, the lenders party thereto, and Citibank, N.A., as administrative agent, including any related notes, guarantees, instruments and agreements executed in connection therewith, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“6.5% Senior Priority Guaranteed Notes due 2025” means the Company’s 6.5% Senior Priority Guaranteed Notes due 2025, issued on October 29, 2020.

“Additional Securities” means with respect to the Securities, any Securities (other than the Initial Securities) issued under this Indenture in accordance with Section 2.02, as part of the same series of debt securities as the Initial Securities to the extent then outstanding.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For purposes of this definition, “control” of a Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing. The Trustee may request and may conclusively rely upon an Officer’s Certificate to determine whether any Person is an Affiliate of any specified Person.

“Agent” means any Registrar or Paying Agent.

“Aggregate Debt” means the sum of the following as of the date of determination: (1) the then outstanding aggregate principal amount of the Debt of Nabors Bermuda and its Subsidiaries secured by mortgages not permitted by clauses (a) through (o) of Section 3.07; (2) the then outstanding aggregate principal amount of all Debt of the Subsidiaries of Nabors Bermuda not permitted by clauses (i) through (vii) or clauses (ix) through (xiv) of Section 3.11(a) without double counting in this clause (2) to the extent that such Debt is included in clause (1) or (3) of this definition; and (3) the then existing Attributable Debt of Nabors Bermuda and its Subsidiaries in respect of Sale and Lease-Back Transactions incurred under Section 3.09(e)(2) without double counting to the extent that the Debt relating thereto is included in clause (1) or (2) of this definition.

“Applicable Premium” means, with respect to a Security, the greater of: (1) 1.0% of the principal amount of such Security and (2) the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Security at December 1, 2021 (such applicable redemption price set forth in the table in Section 10.07(a)) plus (ii) all required interest payments, if any, due on such Security through December 1, 2021 (excluding accrued but unpaid interest to such Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points, over (b) the then outstanding principal amount of such Security.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Security or any selection of Securities for redemption, the rules and procedures of the Depositary, Euroclear or Clearstream that apply to such transaction.

“Attributable Debt” means, with respect to any Sale and Lease-Back Transaction as of any particular time, the present value discounted at the rate of interest implicit in the terms of the lease of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease.

“Bankruptcy Law” means Title 11, U.S. Code or any similar U.S. or State law or any similar foreign law for the relief of debtors.

“Board of Directors” of any Person means the board of directors, board of managers or other comparable governing body of such Person or any committee thereof or committee of officers duly authorized, with respect to any particular matter, to act by or on behalf of the board of directors of such Person.

“Business Day” means any day that is not a Legal Holiday.

“Capital Stock” means (i) in the case of a corporation or a company, corporate stock or shares; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Clearstream” means Clearstream Banking, société anonyme or any successor securities clearing agency.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Consolidated Net Tangible Assets” means the total assets of Nabors Bermuda and its Subsidiaries as of the most recent fiscal quarter end for which a consolidated balance sheet of Nabors Bermuda and its Subsidiaries is available, minus all current liabilities (excluding the current portion of any long-term debt) of Nabors Bermuda and its Subsidiaries reflected on such balance sheet and minus total goodwill and other intangible assets of Nabors Bermuda and its Subsidiaries reflected on such balance sheet, all calculated on a consolidated basis in accordance with GAAP.

“Continuing Director” means, as of any date of determination, any member of the Board of Directors of Nabors Bermuda who: (1) was a member of such Board of Directors (a) on the date of the original issuance of the Initial Securities or (b) for at least two consecutive years; or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of Nabors Bermuda’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Corporate Trust Office” means the office of the Trustee at its address specified in Section 11.02 and may be located at such other address as the Trustee may give notice to the Company in writing and in accordance with Section 11.02 or such other address as a successor Trustee may designate from time to time by notice to the Company.

“Credit Facilities” means (i) one or more debt facilities, including the 2018 Revolving Credit Facility, or other financing arrangements (including, without limitation, commercial paper facilities), providing for revolving credit loans, term loans, letters of credit or other similar long-term indebtedness (excluding notes or debt securities), the majority of the loans or commitments under which, collectively, as of the date of the closing of such facilities or agreements, are provided by commercial banks, by affiliates of commercial banks customarily engaging in or making or providing commercial loans or other financing, or by governmental authorities, including any promissory notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 3.11) or adds Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders that satisfy the above requirements and (ii) Debt having the same obligors as the Securities and the Guarantees and issued by the Company or Nabors Bermuda.

“Currency Rate Protection Agreement” means any foreign currency exchange and future agreements, arrangements and options designed to protect against or manage fluctuations in currency exchange rates.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default” means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

“Definitive Security” means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 2.06, substantially in the form of Exhibit A hereto, except that such Security shall not bear the Global Security Legend and shall not have the “Schedule of Exchanges of Securities” attached thereto.

“Depositary” means The Depository Trust Company and its successors.

“Disqualified Stock” means any equity interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the equity interest), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the equity interest, in whole or in part, on or prior to the date that is 91 days after the date on which the Securities mature. Notwithstanding the preceding sentence, any equity interest that would constitute Disqualified Stock solely because the holders of the equity interest have the right to require the Company to repurchase such equity interest upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock.

“Equity Offering” means any public or private sale of common shares or preferred shares (other than Disqualified Stock) of the Company, other than: (1) public offerings of common shares registered on Form S-4 or Form S-8 or successor form thereto and (2) issuances to any Subsidiary of the Company.

“Euroclear” means Euroclear Bank NV/SA or any successor securities clearance agency.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute.

“Exchange Offers” means the offers to exchange certain series of the Existing Notes for the Initial Securities pursuant to and subject to the terms in the Exchange Offering Memorandum.

“Existing Notes” means (i) Nabors Bermuda’s 7.25% Guaranteed Notes due 2026, (ii) Nabors Bermuda’s 7.50% Guaranteed Notes due 2028, (iii) the Company’s 4.625% Unsecured Notes due 2021, (iv) the Company’s 5.50% Unsecured Notes due 2023, (v) the Company’s 5.10% Unsecured Notes due 2023, (vi) the Company’s 0.75% Exchangeable Notes due 2024 and (vii) the Company’s 5.75% Unsecured Notes due 2025. For the avoidance of doubt, “Existing Notes” shall not include the Company’s 6.5% Senior Priority Guaranteed Notes due 2025.

“Fitch” means Fitch Inc., a subsidiary of Fimalac, S.A., and its successors.

“Foreign Guarantors” means each of (i) Nabors Bermuda, (ii) Nabors Holdings Ltd., a Bermuda exempted company, (iii) Nabors International Management Limited, a Bermuda exempted company, (iv) Nabors Lux Finance 1, a private limited liability company (société à responsabilité limitée) established and existing under the laws of the Grand Duchy of Luxembourg having its registered office at 8-10 Avenue de la Gare, L-1610 Luxembourg, and registered with the Luxembourg Trade and Companies Register under number B 153.636, (v) Nabors Lux 2, a private limited liability company (société à responsabilité limitée) established and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 8-10, Avenue de la Gare, L-1610 Luxembourg, and registered with the Luxembourg Trade and Companies Register under number B 154.034, (vi) Nabors Global Holdings Limited, a private limited liability company (société à responsabilité limitée) established and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 8-10 Avenue de la Gare, L-1610 Luxembourg, and registered with the Luxembourg Trade and Companies Register under number B 155.086 and (vii) Nabors Drilling Canada Limited, a named Alberta corporation, incorporated and existing under the Business Corporations Act (Alberta).

“Funded Debt” means indebtedness for money borrowed which by its terms matures at, or is extendible or renewable at the option of the obligor to, a date more than twelve months after the date of creation of such indebtedness.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.

“Global Securities” means, individually and collectively, each of the Restricted Global Securities and the Unrestricted Global Securities.

“Global Security Legend” means the legend set forth in Section 2.06(g)(2) which is required to be placed on all Global Securities issued under this Indenture.

“Guarantor” means each Person executing this Indenture as a Guarantor and who subsequently becomes a Guarantor pursuant to the terms hereof. On the Issue Date, the Guarantors include: (i) Nabors Bermuda, (ii) the Lower Tier Notes Guarantors and (iii) the Upper Tier Notes Guarantors.

“Holder” means a Person in whose name a Security is registered on the Registrar’s books.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.

“Interest Payment Date” has the meaning assigned to such term in the Securities.

“Interest Rate Protection Agreement” means any interest rate swap, interest rate cap, interest rate collar, or other interest rate hedging agreement or arrangement designed to protect against fluctuations in interest rates.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch); and the equivalent investment grade rating from any replacement Rating Agency or Agencies appointed by the Company.

“Issue Date” means December 1, 2020.

“Junior Guaranteed Debt” means Debt for which no Person other than the Company, Nabors Bermuda or the Upper Tier Notes Guarantors or their respective successors is an obligor.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in any of New York, New York, Houston, Texas or a place of payment are authorized or obligated by law, regulation or executive order to remain closed.

“Lower Tier Note Guarantors” means (i) Nabors Drilling Technologies USA, Inc., (ii) Nabors Lux 2, (iii) Nabors Drilling Canada Limited and (iv) Nabors International Management Limited and (v) any Subsidiary of Nabors Bermuda that provides a Guarantee after the Issue Date pursuant to Section 3.12.

“Maturity,” when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Nabors Bermuda” means Nabors Industries Ltd., a Bermuda exempted company.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Offering Memorandum” means the Exchange Offering Memorandum of the Company, dated October 29, 2020, as amended through the date hereof, relating to the Exchange Offers.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Vice Chairman of the Board, any Vice President, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Assistant Secretary of a Person.

“Officer’s Certificate” means a certificate signed by an Officer of a Person that complies with Sections 11.04 and 11.05 of this Indenture and is delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee that complies with Sections 11.04 and 11.05 of this Indenture. Such counsel may be an employee of or counsel to the Company, the Guarantors or the Trustee.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Accounts Receivables Sales Facility” shall mean any transaction in which Nabors Bermuda or a Subsidiary thereof sells or otherwise transfers, in each case on a non-recourse basis to Nabors Bermuda or such Subsidiary (provided that transactions that provide customary limited for recourse against Nabors Bermuda or a Subsidiary thereof only for breaches related to the assets sold or financed, rather than matters of credit quality, shall be deemed to be non-recourse for purposes hereof), any accounts receivable (whether now existing or arising in the future) and any assets related thereto including, without limitation, all books and records relating to such accounts receivable, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, rights with respect to returned goods the sale or lease of which gave rise to such accounts receivable, insurance thereon, proceeds of all of the foregoing and lockboxes and bank accounts into which collections thereon are deposited, and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable (a) to one or more third party purchasers or (b) to a special purpose entity that borrows against such accounts receivable (or undivided interests therein) and related assets or issues securities payable from (or representing interests in) payments in respect of such accounts receivable and related assets or sells such accounts receivable (or undivided interests therein) and related assets to one or more third party purchasers, whether or not amounts received in connection with the sale or other transfer of such accounts receivable and related assets to an entity referred to in clause (a) or (b) above would under GAAP be accounted for as liabilities on a consolidated balance sheet of Nabors Bermuda. The amount of any Permitted Accounts Receivables Sales Facility shall be deemed at any time to be the aggregate outstanding principal or stated amount of the borrowings, securities or residual obligations under a sale, in each case referred to in clause (b) of the preceding sentence, or if there shall be no such principal or stated amount, the uncollected amount of the accounts receivable transferred to such third party purchaser(s) pursuant to such Permitted Accounts Receivables Sales Facility net of any such accounts receivable that have been written off as uncollectible.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(1)(A) which is required to be placed on all Securities issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agency” means each of Moody’s, S&P and Fitch; provided, that if any of Moody’s, S&P and Fitch ceases to rate the Securities or fails to make a rating of the Securities publicly available, the Company shall appoint a replacement for such Rating Agency that is a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act.

“Redemption Date” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Regulation S” means Regulation S promulgated under the Securities Act, as such may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Regulation S Global Security” means, with respect to the Securities, a permanent Global Security substantially in the form of Exhibit A hereto, bearing the Global Security Legend and the Private Placement Legend, that has the Schedule of Exchanges of Interests in the Global Security attached thereto, and that is deposited with the Securities Custodian, and registered in the name of, the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Securities initially sold in reliance on Rule 903 of Regulation S.

“Resale Restriction Termination Date” means (x), in the case of Securities sold pursuant to Rule 144A, the date which is one year (or such other date when resales of securities by non-affiliates are first permitted under Rule 144(d) without condition) after the later of the date of the original issue of the Securities or the date of any subsequent reopening of the Securities and the last date on which the Company or any of its affiliates were the owner of such Securities (or any predecessor thereto) or, in the case of Securities sold pursuant to Regulation S, 40 days or (y), in any case, such later date, if any, as may be required by applicable law.

“Responsible Officer” when used with respect to the Trustee means any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by persons who at the time shall be such officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Security” means a Definitive Security bearing the Private Placement Legend.

“Restricted Global Security” means a Regulation S Global Security or a 144A Global Security.

“Restricted Period” means the “distribution compliance period” as defined in Regulation S.

“Rule 144” means Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of the issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

“Rule 903” means Rule 903 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Rule 904” means Rule 904 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and its successors.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by Nabors Bermuda or any of its Subsidiaries of any property, whereby such property had been sold or transferred by Nabors Bermuda or such Subsidiary to such Person.

“SEC” means the Securities and Exchange Commission.

“Securities” means any of the Company’s 9.00% Senior Priority Guaranteed Notes due 2025 issued under this Indenture. The Initial Securities and any Additional Securities shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase and unless otherwise provided or the context otherwise requires, all references to “the Securities” shall include the Initial Securities and any Additional Securities.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute.

“Securities Custodian” means the Trustee, acting as custodian on behalf of the Depositary with respect to the Securities in global form, or any successor entity thereto.

“Senior Guaranteed Debt” means the obligations under (a) the 2018 Revolving Credit Facility, (b) Permitted Guaranteed Bilateral Letter of Credit Facilities (as defined in the 2018 Revolving Credit Facility) that are with a lender (or an affiliate thereof) under the US facility of the 2018 Revolving Credit Facility and (c) any other Debt incurred under clause (a)(viii) of Section 3.11 herein (other than Debt incurred pursuant to clause (ii) of the definition of Credit Facilities), with respect to which the administrative agent or other designated representatives of the lenders thereto enter into a subordination agreement with the Trustee and the Lower Tier Notes Guarantors providing for subordination in right of payment of the Guarantees of the Lower Tier Notes Guarantors to such obligations on terms substantially consistent with the Subordination Agreement (as determined by the Company in good faith).

“Stated Maturity” means, with respect to any Security, the date specified in such Security as the fixed date on which the principal of such Security is due and payable.

“Subordination Agreement” means the subordination agreement entered into on October 29, 2020, initially with respect to the issuance by the Company of the 6.5% Senior Priority Guaranteed Notes due 2025, among Wilmington Trust, National Association, Citibank N.A., and HSBC Bank Canada, as amended from time to time pursuant to the terms thereof, including by way of the joinder thereto that the Lower Tier Notes Guarantors, the Trustee, Citibank N.A., and HSBC Bank Canada shall enter into on the Issue Date with respect to this Indenture and the Securities, substantially in the form attached as Exhibit D hereto.

“Subsidiary” means, with respect to a specified Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of its Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, (y) such Person or any of its Subsidiaries is a controlling general partner or otherwise controls such entity and (z) such entity is consolidated in the consolidated financial statements of such Person in accordance with GAAP. Notwithstanding anything to the foregoing, “Subsidiary” shall mean any Subsidiary of such Person, held directly or indirectly, including any of its Subsidiaries.

“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. Sections 77aaa-77bbbb), as in effect on the Issue Date, except as provided in Section 8.03.

“Transitory Subsidiary Owner” means any Subsidiary of Nabors Bermuda that (a) becomes the direct owner of any drilling-related fixed assets, including drilling rigs, drilling-related services assets or related assets as part of the internal transfer of such assets by virtue of any contribution or distribution among Nabors Bermuda and its Subsidiaries that is otherwise permitted under this Indenture, (b) owns such assets for not more than three (3) Business Days and (c) does not own or hold such assets with any intent to be an operating company with respect to such assets.

“Treasury Rate” means as of any Redemption Date, the yield to maturity at the time of computation of U.S. Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (or is obtainable from the Federal Reserve System’s Data Download Program as of the date of such H.15) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the Redemption Date to December 1, 2021; provided, however, that if the period from the applicable Redemption Date to December 1, 2021 is not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of U.S. Treasury securities for which such yields are given, except that if the period from the redemption date to December 1, 2021 is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year will be used. The Company will (a) calculate the Treasury Rate on the second Business Day preceding the applicable Redemption Date and (b) prior to such Redemption Date file with the Trustee a notice setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean the successor serving hereunder.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

“U.S. Person” means a “U.S. person” as defined in Rule 902(k) under the Securities Act.

“Unrestricted Definitive Security” means a Definitive Security that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Security” means a permanent Global Security substantially in the form of Exhibit A hereto that bears the Global Security Legend and that has the “Schedule of Exchanges of Securities” attached thereto and that is deposited with the Securities Custodian and registered in the name of the Depositary or its nominee, representing Securities that do not bear the Private Placement Legend.

“Upper Tier Notes Guarantors” means (i) Nabors Holdings Ltd., (ii) Nabors Global Holdings Limited, (iii) Nabors Lux Finance 1, (iv) Nabors International Finance Inc. and (v) Nabors Drilling Holdings, Inc.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote generally in the election of the Board of Directors of such Person.

SECTION 1.02.         Other Definitions.

Term	Defined in Section

“Additional Amounts”	3.08(a)
“Authorized Agent”	11.10
“Change of Control”	3.10
“Change of Control Offer”	3.10
“Change of Control Payment Date”	3.10
“Change of Control Triggering Event”	3.10
“Covenant Defeasance”	7.01(c)
“Debt”	3.07
“DTC”	2.03
“Event of Default”	5.01
“Guarantees”	9.01(a)
“Indenture Obligations”	9.01(a)
“Initial Securities”	Preamble
“Judgment Currency”	11.12
“mortgage” or “mortgages”	3.07
“Paying Agent”	2.03
“Receivables Purchase Agreement”	3.07
“Receivables Sale Agreement”	3.07
“refinancing”	3.11(a)(vii)
“Registrar”	2.03
“Relevant Taxing Jurisdiction”	3.08(a)
“Taxes”	3.08(a)
“Trigger Period”	3.10

SECTION 1.03.        Trust Indenture Act.

This Indenture is not qualified under the TIA, and the TIA shall not apply to or in any way govern the terms of this Indenture, including Section 316(b) thereof. No provisions of the TIA are incorporated into this Indenture.

SECTION 1.04.        Rules of Construction. Unless the context otherwise requires: (1) a term has the meaning assigned to it; (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; (3) “or” is not exclusive; (4) words in the singular include the plural, and in the plural include the singular; (5) words implying any gender shall apply to all genders; (6) the term “merger” includes a statutory compulsory share exchange and a conversion of a corporation into a limited liability company, a partnership or other entity and vice versa and (7) provisions apply to successive events and transactions.

ARTICLE II
THE SECURITIES

SECTION 2.01.         Form and Dating.

(a)            General. The Securities, any notations thereon relating to the Guarantees and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Securities may have notations, legends or endorsements required by law, securities exchange rule, the Company’s certificate of incorporation, memorandum of association, by-laws, agreements to which the Company is subject, if any, or usage, provided that any such notation, legend or endorsement is in a form acceptable to the Company. Each Security shall be dated the date of its authentication. The Securities shall be in registered form without coupons and issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture (to the extent permitted by law) shall govern and be controlling.

(b)            Global Securities. Securities issued in global form shall be substantially in the form of Exhibit A (in each case including the Global Security Legend thereon and the Schedule of Exchanges of Interests in the Global Security attached thereto). Securities issued in definitive form shall be substantially in the form of Exhibit A (but without, in each case, the Global Security Legend thereon and without the Schedule of Exchanges of Interests in the Global Security attached thereto). Each Global Security shall represent such of the outstanding Securities as shall be specified therein, and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities represented thereby shall be made by the Securities Custodian, in accordance with written instructions given by the Holder thereof as required by Section 2.06.

(c)            Regulation S Global Securities. Any Securities initially offered and sold in reliance on Regulation S shall be issued initially in the form of a Regulation S Global Security, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian, and registered in the name of the Depositary or the nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Prior to the expiration of the Restricted Period, any resale or transfer of beneficial interests in a Regulation S Global Security to U.S. Persons shall not be permitted unless such resale or transfer is made pursuant to Rule 144A or Regulation S.

(d)            144A Global Securities. Any Securities initially offered and sold in reliance on Rule 144A shall be issued initially in the form of a 144A Global Security, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian, and registered in the name of the Depositary or the nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

(e)            Definitive Securities. Notwithstanding any other provision of this Article II, any issuance of Definitive Securities shall be at the Company’s discretion, except in the specific circumstances set forth in Section 2.06(a).

SECTION 2.02.        Execution and Authentication. One Officer of the Company shall sign the Securities on behalf of the Company by manual or facsimile signature. The Company’s seal may be (but shall not be required to be) impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

If an Officer of the Company whose signature is on this Indenture or a Security no longer holds that office at the time the Trustee authenticates such Security or at any time thereafter, the Security shall be valid nevertheless.

A Security shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of an authorized signatory of the Trustee or an authenticating agent, as the case may be, which signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee shall authenticate and deliver: (1) on the date hereof, Initial Securities for original issue in an aggregate principal amount of $175,575,000 and (2) if and when issued, Additional Securities, in each case upon a written order of the Company signed by one Officer of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the issue of such Securities is to be authenticated and whether the Securities are to be in global or definitive form and whether they are to bear the Private Placement Legend. The Company may issue Additional Securities under this Indenture subsequent to the Issue Date, provided that a separate CUSIP will be used for any Additional Securities that are not “fungible” for U.S. federal income tax purposes with the Securities issued on the Issue Date. In authenticating such Securities, the Trustee shall receive, and shall be entitled to conclusively rely upon, an Opinion of Counsel substantially to the effect that such Securities and the related Guarantees, when authenticated and delivered by the Trustee and issued by the Company and the Guarantors, respectively, in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company and the Guarantors, as the case may be, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

The aggregate principal amount of Securities outstanding at any time may not exceed the aggregate principal amount of Securities authorized for issuance by the Company pursuant to such written orders of the Company, except as provided in Section 2.07. Subject to the foregoing, the aggregate principal amount of Securities that may be issued under this Indenture shall not be limited.

The Trustee may appoint one or more authenticating agents acceptable to the Company to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, the Guarantors or any of their respective Affiliates.

SECTION 2.03.        Registrar and Paying Agent. The Company shall maintain in the continental United States an office or agency where Securities may be presented for registration of transfer or exchange (“Registrar”) and an office or agency where such Securities may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents with respect to the Securities. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.

The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. The Company may change any Paying Agent or Registrar without notice to any Holder. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. Nabors Bermuda or any of its Subsidiaries may act as Paying Agent or Registrar.

The place of payment with respect to the Securities, in addition to the Corporate Trust Office of the Trustee, shall be an office maintained by the Company in The City of New York, and at such time, if ever, as the Securities are no longer represented by one or more Global Securities, the Company shall appoint and maintain a Paying Agent in the Borough of Manhattan, the City of New York, the intention of the Company being that, after giving effect to the procedures of the Depositary respecting payments on Global Securities, the Securities shall at all times be payable in New York, New York.

The immunities, protections and exculpations available to the Trustee under this Indenture shall also be available to each Agent and each authenticating agent, and the Company’s obligations under Section 6.07 to compensate and indemnify the Trustee shall extend likewise to each Agent and each authenticating agent.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to each Global Security.

The Company initially appoints the Trustee to act as Registrar with respect to each Global Security.

SECTION 2.04.        Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or premium, if any, Additional Amounts, if any, or interest on the Securities, whether such money shall have been paid to it by the Company or the Guarantors, and will notify the Trustee in accordance with Section 11.02 of any default by the Company or the Guarantors in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon payment over to the Trustee and upon accounting for any funds disbursed, the Paying Agent (if other than the Company) shall have no further liability for the money. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

SECTION 2.05.        Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders of Securities. If the Trustee is not the Registrar for the Securities, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of the Securities.

SECTION 2.06.        Transfer and Exchange.

(a)            Transfer and Exchange of Global Securities. A Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Global Securities also may be exchanged or replaced, in whole, as provided in Section 2.07. Owners of beneficial interests in Global Securities of the Securities shall not be entitled to receive Definitive Securities unless:

(1)            the Company delivers to the Trustee and the Registrar notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days; or

(2)            there has occurred and is continuing an Event of Default with respect to the Securities and the Depositary notifies the Trustee of its decision to exchange the Global Securities for Definitive Securities; provided that in no event shall the Regulation S Global Security be exchanged by the Company for Definitive Securities prior to the expiration of the Restricted Period.

Upon the occurrence of any of the events in clause (1) or (2) above, Definitive Securities shall be issued in such names and authorized denominations as the Depositary shall instruct the Trustee and the Registrar in accordance with the Applicable Procedures. Neither the Company, the Guarantors, the Trustee nor the Registrar will be liable for any delay by the Depositary in identifying the owners of beneficial interests in a Global Security, and each of the Company, the Guarantors, the Trustee and the Registrar may conclusively rely on, and will be protected in relying on, instructions from the Depository for all purposes of this Indenture.

(b)            Transfer and Exchange of Beneficial Interests in the Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Securities also shall require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following provisions of this Section 2.06, as applicable:

(1)            Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in such Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in the preceding sentence of this Section 2.06(b)(1).

(2)            All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)          (i)             a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)             instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)          (i)            a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)           instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in Section 2.06(b)(2)(B)(i) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture, the Securities or otherwise applicable under the Securities Act, the principal amount of each relevant Global Security shall be adjusted pursuant to Section 2.06(h).

(3)           Transfer of Beneficial Interests to Another Restricted Global Security. A beneficial interest in any Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)          if the transferee will take delivery in the form of a beneficial interest in the 144A Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B)           if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(4)           Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in the Unrestricted Global Security. A beneficial interest in any Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)          if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(B)          if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(b)(4), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and state “blue sky” laws and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (A) or (B) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of a written order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (A) or (B) above.

(5)           Exchange or Transfer Prohibited. Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

(c)          Transfer or Exchange of Beneficial Interests for Definitive Securities.

(1)           Beneficial Interests in Restricted Global Securities to Restricted Definitive Securities. If any of the conditions set forth in Section 2.06(a) hereof have been met and if any holder of a beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Security, then, upon receipt by the Registrar of the following documentation:

(A)          if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)           if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof; or

(C)           if such beneficial interest is being transferred to a non-U.S. Person in an offshore transaction in accordance with Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2)(B), the Registrar shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.06(h), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate form and principal amount. Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered. Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein. Notwithstanding Sections 2.06(c)(1)(A) and (C), a beneficial interest in the Regulation S Global Security may not be exchanged for a Definitive Security or transferred to a Person who takes delivery thereof in the form of a Definitive Security prior to the expiration of the Restricted Period, except in the case of a transfer pursuant to Rule 144A or Regulation S (other than a transfer pursuant to Rule 904).

(2)           Beneficial Interests in Restricted Global Securities to Unrestricted Definitive Securities. If any of the conditions set forth in Section 2.06(a) hereof have been met and a holder of a beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for an Unrestricted Definitive Security or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security only if the Registrar receives the following:

(A)          if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for an Unrestricted Definitive Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(B)           if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(c)(2), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and state “blue sky” laws and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)           Beneficial Interests in Unrestricted Global Securities to Unrestricted Definitive Securities. If any of the conditions set forth in Section 2.06(a) with respect to the issuance of Definitive Securities has been met and any holder of a beneficial interest in an Unrestricted Global Security proposes to exchange such beneficial interest for a Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Security, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2)(B), the Registrar shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.06(h), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) shall not bear the Private Placement Legend.

(d)          Transfer and Exchange of Definitive Securities for Beneficial Interests.

(1)           Restricted Definitive Securities to Beneficial Interests in Restricted Global Securities. If any Holder of a Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security or to transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security, then, upon receipt by the Registrar of the following documentation:

(A)          if the Holder of such Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)           if such Restricted Definitive Security is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof; or

(C)           if such Restricted Definitive Security is being transferred to a non-U.S. Person in an offshore transaction in accordance with Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof, the Trustee shall cancel the Restricted Definitive Security, the Registrar shall increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Security, in the case of clause (B) above, the 144A Global Security, and in the case of clause (C) above, the Regulation S Global Security.

(2)           Restricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of a Restricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if the Registrar receives the following:

(A)          if the Holder of such Definitive Securities proposes to exchange such Securities for a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(B)           if the Holder of such Definitive Securities proposes to transfer such Securities to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(d)(2), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and state “blue sky” laws and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of either of the subparagraphs in this Section 2.06(d)(2), the Trustee shall cancel the Definitive Securities and the Registrar shall increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security.

(3)           Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of an Unrestricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and the Registrar shall increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Securities.

If any such exchange or transfer from a Definitive Security to a beneficial interest in an Unrestricted Global Security is effected at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of Definitive Securities so transferred.

(e)          Transfer and Exchange of Definitive Securities for Definitive Securities. Upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1)           Restricted Definitive Securities to Restricted Definitive Securities. Any Restricted Definitive Security may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Security if the Registrar receives the following:

(A)          if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)           if the transfer will be made pursuant to Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)           if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof.

(2)           Restricted Definitive Securities to Unrestricted Definitive Securities. Any Restricted Definitive Security may be exchanged by the Holder thereof for an Unrestricted Definitive Security or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Security if the Registrar receives the following:

(A)          if the Holder of such Restricted Definitive Securities proposes to exchange such Securities for an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(B)           if the Holder of such Restricted Definitive Security proposes to transfer such Securities to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(e)(2), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and state “blue sky” laws and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)           Unrestricted Definitive Securities to Unrestricted Definitive Securities. A Holder of Unrestricted Definitive Securities may transfer such Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Security pursuant to the instructions from the Holder thereof.

(f)           [Reserved].

(g)          Legends. The following legends shall appear on the face of all Global Securities and Definitive Securities issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)           Private Placement Legend.

(A)          Except as permitted by subparagraph (B) below or as otherwise agreed between the Company and the Holder, each Global Security and each Definitive Security (and all Securities issued in exchange therefor or substitution thereof) shall bear a legend, until the Resale Restriction Termination Date, in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)), OR (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, ONLY (A) TO NABORS INDUSTRIES, INC., A GUARANTOR OF THE SECURITIES OR ANY OF THEIR SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE SECURITIES LAWS OF ANY OTHER JURISDICTION, INCLUDING ANY STATE OF THE UNITED STATES, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL SATISFACTORY TO EACH OF THEM AND/OR A CERTIFICATE OF TRANSFER OR EXCHANGE IN THE FORM PRESCRIBED IN THE INDENTURE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

BY ITS ACQUISITION AND HOLDING OF THIS SECURITY THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED, WARRANTED AND AGREED THAT EITHER (I) IT IS NOT AND WILL NOT BE FOR SO LONG AS IT HOLDS ANY SECURITY (OR INTEREST IN A SECURITY) AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE FIDUCIARY RESPONSIBILITY REQUIREMENT OF TITLE I OF U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A “PLAN” OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF SUCH EMPLOYEE BENEFIT PLAN OR PLAN’S INVESTMENT IN THE ENTITY, OR A GOVERNMENTAL, NON-U.S., CHURCH OR OTHER PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR (II) THE PURCHASE, HOLDING AND DISPOSITION OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR, IN THE CASE OF A GOVERNMENTAL, NON-U.S., CHURCH OR OTHER PLAN, A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

(B)          Notwithstanding the foregoing, any Global Security or Definitive Security issued pursuant to subparagraph (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Securities issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(2)           Global Security Legend. Each Global Security shall bear a legend in substantially the following form:

THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE REGISTRAR MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE AND (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(3)           Original Issue Discount Legend. Each Global Security and Definitive Security shall bear a legend in substantially the following form:

THIS SECURITY MAY HAVE BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR U.S. FEDERAL INCOME TAX PURPOSES. IF THIS SECURITY HAS BEEN ISSUED WITH OID FOR U.S. FEDERAL INCOME TAX PURPOSES, THE HOLDER HEREOF CAN OBTAIN THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY OF THIS SECURITY BY WRITING TO: NABORS INDUSTRIES, INC., 515 WEST GREENS ROAD, SUITE 1200, HOUSTON, TEXAS 77067, ATTENTION: CHIEF FINANCIAL OFFICER.

(4)           Subordination Legend. Each Global Security and Definitive Security shall bear a legend in substantially the following form:

Notwithstanding anything contained herein to the contrary, none of the indebtedness created or evidenced by this instrument or record shall become due or be paid or payable by any LOWER TIER NOTES GUARANTOR(S), except to the extent permitted under the Subordination Agreement dated as of October 29, 2020, among the Holdings, Nabors Industries Inc., a Delaware corporation, the LOWER TIER NOTES GUARANTOR(S), the Trustee, HSBC Bank Canada, as Canadian lender, and Citibank, N.A, as administrative agent under the 2018 Revolving Credit Facility, AS AMENDED FROM TIME TO TIME PURSUANT TO THE TERMS THEREOF, The form of which is attached as Exhibit D to the Indenture, AND which Subordination Agreement is incorporated herein with the same effect as if fully set forth herein.

(h)          Cancellation and/or Adjustment of Global Securities. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled, in each case, in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Securities Custodian at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Securities Custodian at the direction of the Trustee to reflect such increase.

(i)           General Provisions Relating to Transfers and Exchanges.

(1)           To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate or cause to be authenticated Global Securities and Definitive Securities upon the Company’s order or at the Registrar’s request.

(2)           No service charge shall be made to a holder of a beneficial interest in a Global Security or to a Holder of a Definitive Security for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge or other fee required by law and payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 8.05 and 10.06).

(3)           All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

(4)           The Registrar will not be required to register the transfer of or exchange of any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

(5)           None of the Company, the Trustee or the Registrar shall be required (A) to issue, to register the transfer of or to exchange any Securities during a period beginning at the opening of business 15 days before the day of sending of a notice of redemption under Section 10.03 and ending at the close of business on such day, (B) to register the transfer of or to exchange any Securities so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (C) to register the transfer of or to exchange a Security between the record date and the next succeeding interest payment date.

(6)            Prior to the due presentation for registration of transfer of any Security, the Company, the Guarantors, the Trustee, the Paying Agent or the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving any payment on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Guarantors, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(7)            The Trustee shall authenticate or cause to be authenticated Global Securities and Definitive Securities upon receipt of a written order of the Company signed by one of its Officers and in accordance with the other provisions of Section 2.02 to the extent applicable.

(8)            All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(9)            The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Global Security or Definitive Security other than to require delivery of such certificates and other documentation or evidence as is expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to conformity with the express requirements hereof. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(10)          Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary. Each Holder agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States Federal or state securities law.

(11)          The transferor of any Security shall provide or cause to be provided to the Trustee all information reasonably necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Code. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information. In connection with any proposed exchange of a Definitive Security for a Global Security, the Company or the Depositary shall be required to provide or cause to be provided to the Trustee all information reasonably necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Code. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

SECTION 2.07.     Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Company or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Company or Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee. Such Holder must furnish an indemnity bond that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge for their expenses in replacing a Security. If, after the delivery of such replacement Security, a protected purchaser of the original Security in lieu of which such replacement Security was issued presents for payment or registration such original Security, the Trustee shall be entitled to recover such replacement Security from the Person to whom it was delivered or any Person taking therefrom, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Trustee or the Company in connection therewith. Every replacement Security is a contractual obligation of the Company.

In case any such mutilated, destroyed, lost or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Securities.

SECTION 2.08.     Outstanding Securities. The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Registrar hereunder and those described in this Section 2.08 as not outstanding; provided, however, that in determining whether the Holders of the requisite principal amount of outstanding Securities are present at a meeting of Holders of Securities for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, Securities held for the account of the Company or any of its Affiliates shall be disregarded and deemed not to be outstanding, except that in determining whether the Trustee shall be protected in making such a determination or relying upon any such quorum, consent or vote, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

If the principal amount of any Security is considered paid under Section 3.01, it ceases to be outstanding and interest on it ceases to accrue.

SECTION 2.09.     [Reserved.]

SECTION 2.10.     Temporary Securities. Until Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate or cause to be authenticated temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities, but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities in exchange for temporary Securities. Until so exchanged, temporary Securities shall in all respects be entitled to the same benefits under this Indenture as Definitive Securities.

SECTION 2.11.     Cancellation. The Company or the Guarantors at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee, upon written Company Order, shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation. All canceled Securities held by the Trustee shall be disposed of in accordance with its customary practice (subject to the record retention requirements of the Exchange Act). The Company may not issue new Securities to replace Securities that have been paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.     Defaulted Interest. If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest on the defaulted interest, in each case at the rate provided in the Securities and in the manner provided in Section 3.01. The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. At least 15 days before any special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall send to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid. The Trustee will not have any duty to determine whether any defaulted interest is payable or the amount thereof.

SECTION 2.13.     Persons Deemed Owners. The Company, the Guarantors, the Trustee, any Agent and any authenticating agent may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payments of principal of or premium, if any, Additional Amounts, if any, or interest on such Security and for all other purposes. None of the Company, the Guarantors, the Trustee, any Agent or any authenticating agent shall be affected by any notice to the contrary.

SECTION 2.14.     CUSIP Numbers. The Company in issuing the Securities may use “CUSIP,” “ISIN” or similar numbers (if then generally in use), and, if so, the Trustee shall use such numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in accordance with Section 11.02 of any change in any such number.

ARTICLE III
COVENANTS

SECTION 3.01.     Payment of Securities. The Company shall pay the principal of and premium, if any, Additional Amounts, if any, and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture. Principal, premium, if any, Additional Amounts, if any, and interest shall be considered paid on the date due if the Paying Agent, other than Nabors Bermuda or a Subsidiary of Nabors Bermuda, holds by 11:00 a.m., Eastern time, on that date money deposited by or on behalf of the Company designated for and sufficient to pay all principal, premium, if any, Additional Amounts, if any, and interest then due.

Further, to the extent lawful, the Company shall pay interest on overdue principal, premium, if any, Additional Amounts, if any, and interest (without regard to any applicable grace period), from time to time on demand at the rate then in effect on the Securities.

SECTION 3.02.     Maintenance of Office or Agency. So long as any of the Securities shall remain outstanding, the Company will, in accordance with Section 2.03, maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, or the Registrar) in the continental United States where the Securities may be surrendered for exchange or registration of transfer as provided in this Indenture, where notices and demands to or upon the Company in respect to the Securities may be served, and where the Securities may be presented or surrendered for payment. The Company may also from time to time designate one or more other offices or agencies in the continental United States where Securities may be presented or surrendered for any and all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation under Section 2.03 to maintain an office or agency in The City of New York where any Securities may be presented or surrendered for payment. The Company will give to the Trustee prompt written notice in accordance with Section 11.02 of the location of any such office or agency and of any change of location thereof. In case the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, such surrenders, presentations and demands may be made and notices may be served at the office of the Trustee indicated in Section 11.02, and the Company hereby appoints the Trustee its agent to receive at the aforesaid office all such surrenders, presentations, notices and demands; provided, however, that no service of legal process on the Company may be made at any office of the Trustee.

SECTION 3.03.     SEC Reports; Financial Statements.

(a)           Nabors Bermuda and the Company covenant and agree, so long as any Securities are outstanding, to deliver to the Trustee copies, within 15 days after Nabors Bermuda is required to file the same with the SEC, of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which Nabors Bermuda may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if Nabors Bermuda is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports, if any, which may be required pursuant to Section 13 of the Exchange Act, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

(b)          Notwithstanding the foregoing, Nabors Bermuda will be deemed to have delivered the reports referred to in Section 3.03(a) to the Trustee and the Holders of the Securities if (i) Nabors Bermuda or any direct or indirect parent of Nabors Bermuda has filed such reports with the SEC via the EDGAR (or successor) filing system within the applicable time periods after giving effect to any extensions permitted by the SEC and such reports are publicly available or (ii) with respect to the holders of the Securities only, Nabors Bermuda or such parent entity has made such reports available electronically and has notified the holders of the Securities of such (including by posting to a non-public, password-protected website) pursuant to this Section 3.03. Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt thereof shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including Nabors Bermuda’s or the Company’s compliance with any covenants under this Indenture (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, Nabors Bermuda’s or the Company’s compliance with this covenant and shall have no responsibility to determine whether any reports, information or documents have been filed with the Commission via the EDGAR (or successor) filing system, made available electronically or posted on any website.

(c)          At any time when neither Nabors Bermuda nor the Company is subject to Section 13 or 15(d) of the Exchange Act and the Securities are not freely transferable under the Securities Act, upon the request of a Holder, Nabors Bermuda or the Company will promptly furnish or cause to be furnished the information specified under Rule 144A(d)(4) of the Securities Act to such Holder, or to a prospective purchaser of a Security designed by such Holder, in order to permit compliance with Rule 144A.

(d)          Delivery of such reports, information and documents to the Trustee pursuant to this Section 3.03 is for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under this Indenture.

SECTION 3.04.    Compliance Certificate. The Company and the Guarantors shall deliver to the Trustee, within 120 days after the end of each fiscal year of Nabors Bermuda, an Officer’s Certificate stating that in the course of performance by the signing Officer of his duties as such Officer, he would normally obtain knowledge of the keeping, observing, performing and fulfilling by the Company and the Guarantors, respectively, of their obligations under this Indenture, and further stating, as to the Officer signing such statement, that to the best of his knowledge, each of the Company and the Guarantors has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officer may have knowledge and what action the Company or the Guarantors, as the case may be, are taking or proposes to take with respect thereto).

SECTION 3.05.     Corporate Existence. Subject to Article IV, each of the Company and the Guarantors will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, under the laws of its jurisdiction of incorporation or formation.

SECTION 3.06.     Waiver of Stay, Extension or Usury Laws. Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law, which would prohibit or forgive the Company or the Guarantors from paying all or any portion of the principal of or premium, if any, Additional Amounts, if any, or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) each of the Company and the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 3.07.     Limitation on Liens. So long as any Securities are outstanding, Nabors Bermuda will not, nor will it permit any of its Subsidiaries to, issue, assume, guarantee or suffer to exist any debt for money borrowed (“Debt”) if such Debt is secured by a mortgage, pledge, security interest or lien (a “mortgage” or “mortgages”) upon any properties of Nabors Bermuda or any of its Subsidiaries or upon any securities or indebtedness of any of its Subsidiaries (whether such properties, securities or indebtedness is now owned or hereafter acquired) without in any such case effectively providing that the Securities shall be secured equally and ratably with (or prior to) such Debt, except that the foregoing restrictions shall not apply to:

(a)           mortgages on any property acquired, constructed or improved by Nabors Bermuda or any of its Subsidiaries (or mortgages on the securities of a special purpose Subsidiary which holds no material assets other than the property being acquired, constructed or improved) after the date of this Indenture which are created within 360 days after such acquisition (or in the case of property constructed or improved, after the completion and commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of the purchase price or cost thereof; provided that in the case of such construction or improvement the mortgages shall not apply to any property owned by Nabors Bermuda or any of its Subsidiaries before such construction or improvement other than (1) unimproved real property on which the property so constructed, or the improvement, is located or (2) personal property which is so improved;

(b)           mortgages existing on the Issue Date, existing mortgages on property acquired (including mortgages on any property acquired from a Person which is consolidated with or merged with or into Nabors Bermuda or one of its Subsidiaries) or mortgages outstanding at the time any corporation, partnership or other entity becomes a Subsidiary of Nabors Bermuda; provided that such mortgages shall only apply to property owned by such corporation, partnership or other entity at the time it becomes a Subsidiary or that is acquired thereafter other than from the Nabors Bermuda or another Subsidiary of Nabors Bermuda;

(c)           mortgages in favor of Nabors Bermuda or any of its Subsidiaries;

(d)           mortgages in favor of domestic or foreign governmental bodies to secure advances or other payments pursuant to any contract or statute or to secure indebtedness incurred to finance the purchase price or cost of constructing or improving the property subject to such mortgages, including mortgages to secure Debt of the pollution control or industrial revenue bond type;

(e)           mortgages consisting of pledges or deposits by Nabors Bermuda or any of its Subsidiaries under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which Nabors Bermuda or any of its Subsidiaries is a party, or deposits to secure public or statutory obligations of Nabors Bermuda or any of its Subsidiaries or deposits of cash or United States government bonds to secure surety or appeal bonds to which it is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case incurred in the ordinary course of business;

(f)            mortgages imposed by law, including carriers’, warehousemen’s, repairman’s, landlords’ and mechanics’ liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

(g)           mortgages for taxes, assessments or other governmental charges that are not yet delinquent or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

(h)           mortgages in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of Nabors Bermuda or any of its Subsidiaries in the ordinary course of its business;

(i)            mortgages consisting of encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or mortgages consisting of zoning or other restrictions as to the use of real properties or mortgages incidental to the conduct of the business of Nabors Bermuda or any of its Subsidiaries or to the ownership of its properties which do not materially adversely affect the value of said properties or materially impair their use in the operation of the business of Nabors Bermuda or one of its Subsidiaries;

(j)            mortgages arising by virtue of any statutory or common law provisions relating to bankers’ liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository institution; provided that:

(i)            such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Nabors Bermuda or one of its Subsidiaries in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

(ii)           such deposit account is not intended by Nabors Bermuda or any of its Subsidiaries to provide collateral to the depository institution;

(k)           mortgages arising from Uniform Commercial Code financing statement filings regarding operating leases Nabors Bermuda and its Subsidiaries enter into in the ordinary course of business;

(l)            any mortgage over goods (or any documents relating thereto) arising either in favor of a bank issuing a form of documentary credit in connection with the purchase of such goods or by way of retention of title by the supplier of such goods where such goods are supplied on credit, subject to such retention of title, and in both cases where such goods are acquired in the ordinary course of business;

(m)          any mortgage pursuant to any order of attachment, execution, enforcement, distraint or similar legal process arising in connection with court proceedings; provided that such process is effectively stayed, discharged or otherwise set aside within 30 days;

(n)           any lease, sublease and sublicense granted to any third party constituting a mortgage and any mortgage pursuant to farm-in and farm-out agreements, operating agreements, development agreements and any other similar arrangements, which are customary in the oil and gas industry or in the ordinary course of business of Nabors Bermuda or any of its Subsidiaries; or

(o)           any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage referred to in the foregoing clauses (a) through (n), inclusive; provided that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the mortgage so extended, renewed or replaced (plus improvements in such property).

In addition to the foregoing, Nabors Bermuda and any of its Subsidiaries may, without securing the Securities, issue, assume or guarantee secured Debt (including for the avoidance of doubt, any Credit Facilities) that, with certain other Debt described in the following sentence, does not exceed an aggregate total amount (including, without limitation, any amount of any secured Debt in existence on the Issue Date) equal to 10% of Consolidated Net Tangible Assets. The other Debt to be aggregated for purposes of this exception is all Attributable Debt in respect of Sale and Lease-Back Transactions of Nabors Bermuda and its Subsidiaries under the exception in clause (e)(2) of Section 3.09 existing at such time. For the avoidance of doubt, the Receivables Purchase Agreement by and among Nabors A.R.F., LLC, Nabors Delaware, the purchasers party thereto and Wells Fargo Bank, N.A., as administrative agent (the “Receivables Purchase Agreement”), and the Receivables Sale Agreement among Nabors A.R.F., LLC, certain Subsidiaries of the Company and Nabors Delaware (the “Receivables Sale Agreement”), each dated as of September 13, 2019, and related transaction documents do not constitute mortgages.

SECTION 3.08.     Payment of Additional Amounts.

(a)            All payments made by or on behalf of the Company or any Guarantor under or with respect to the Securities or any Guarantee, as applicable, will be made without withholding or deduction for, or on account of, any present or future tax, duty, levy, impost, assessment or other similar governmental charge, including any interest, additions to tax, or penalties applicable thereto (collectively, “Taxes”) unless such withholding or deduction is required by law. In the event that any such withholding or deduction for, or on account of, any Taxes is levied by or on behalf of:

(i)             Bermuda or any other jurisdiction in which the Company or any Guarantor is incorporated or organized, has its place of central management or central control or is otherwise engaged in business or resident for tax purposes or any political subdivision or taxing authority thereof (other than the United States or any political subdivision or taxing authority thereof); or

(ii)            any jurisdiction from or through which payment is made by or on behalf of the Company or any Guarantor (including, without limitation, the jurisdiction of any Paying Agent) or any political subdivision or taxing authority thereof (other than the United States or any political subdivision or taxing authority thereof);

(each of clauses (i) and (ii), a “Relevant Taxing Jurisdiction”), the Company or the relevant Guarantor, as the case may be, will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each Holder (or beneficial owner) of Securities will equal the amount that the Holder (or beneficial owner) would have received if the Taxes had not been required to be withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment made to a Holder to the extent:

(1)            that any Taxes would not have been so imposed but for the existence of any present or former connection between the Holder (or beneficial owner of the Securities) and the Relevant Taxing Jurisdiction, other than any connection arising solely from the mere receipt of the payment, acquisition, ownership or disposition of such Securities or the exercise or enforcement of rights under the Securities, the Guarantees or this Indenture;

(2)            of any estate, inheritance, gift, sales, transfer or personal property Taxes imposed with respect to the Securities or any other Taxes payable other than by withholding or deduction, except as described below or as otherwise provided in this Indenture;

(3)            that any such Taxes would not have been imposed but for the presentation of the Securities, where presentation is required, for payment on a date more than 30 days after the date on which the payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficiary or Holder thereof would have been entitled to Additional Amounts had the Securities been presented for payment on any date during such 30-day period;

(4)            that the Holder or beneficial owner of Securities would not be liable or subject to such withholding or deduction of Taxes but for the failure to make a valid declaration of non-residence or other similar claim for exemption, if: (a) the making of the declaration or claim is required or imposed by statute, treaty, regulation, ruling or administrative practice of the relevant taxing authority as a precondition to an exemption from, or reduction in, the relevant Taxes; (b) at least 60 days prior to the first payment with respect to which the Company or such Guarantor shall apply this clause (iv), the Company or such Guarantor shall have notified all Holders in writing that they or any beneficial owners of the Securities shall be required to provide this declaration or claim; and (c) the Holder or beneficial owner of Securities is legally eligible to provide such declaration or claim;

(5)            any Taxes imposed under Sections 1471 through 1474 of the Code, any successor law or regulation implementing or complying with, or introduced in order to conform to, such Sections, any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any such intergovernmental agreement;

(6)            any Taxes imposed on overall net income or any branch profits Taxes;

(7)            that a beneficiary or settlor with respect to a fiduciary, a member of a partnership or the beneficial owner of the payment would not have been entitled to the Additional Amounts had the beneficiary, settlor, member or beneficial owner been the Holder of a Security in the case of a Holder that is a fiduciary or partnership or a person other than the sole beneficial owner of any such payment;

(8)            or any combination of the Taxes and/or withholdings or deductions described in the foregoing clauses (1) through (7).

(b)          The Company and such Guarantor shall also (i) withhold or deduct such Taxes as required; (ii) remit the full amount of Taxes deducted or withheld to the relevant taxing authority in accordance with all applicable laws; (iii) use reasonable efforts to obtain from each relevant taxing authority imposing the Taxes certified copies of tax receipts evidencing the payment of any Taxes deducted or withheld; and (iv) upon request, make available to the Holders of the Securities, within 60 days after the date the payment of any Taxes deducted or withheld is due pursuant to applicable law, certified copies of Tax receipts evidencing such payment by the Company or such Guarantor and, notwithstanding the Company’s or such Guarantor’s efforts to obtain the receipts, if the same are not obtainable, other evidence of such payments. Each Holder and beneficial owner of the Securities agrees that it shall, upon the request of an applicable withholding agent, provide an applicable IRS Form W-8 or W-9 to the applicable withholding agent.

(c)           In addition, the Company or any Guarantor will pay any stamp, issue, registration, documentary or other similar Taxes payable in any Relevant Taxing Jurisdiction or the United States with respect to the creation, issue, offering, enforcement, redemption or retirement of the Securities or Guarantees.

(d)          At least 30 days prior to each date on which any payment under or with respect to the Securities is due and payable, if the Company or any Guarantor becomes obligated to pay Additional Amounts with respect to such payment, the Company (or in respect of the Guarantees, such Guarantor) shall deliver to the Trustee an Officer’s Certificate stating the fact that such Additional Amounts will be payable, and the amounts so payable and will set forth such other information as is necessary to enable the Trustee or the Paying Agent to pay such Additional Amounts to the Holders on the payment date.

(e)          All references in this Indenture to the payment of principal of and premium, if any, Additional Amounts, if any, or interest (including defaulted interest), if any, or any other amount payable on or with respect to any of the Securities shall be deemed to include mention of the payment of Additional Amounts provided for in this Section 3.08 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section 3.08, and express mention of the payment of Additional Amounts in those provisions in this Indenture shall not be construed as excluding Additional Amounts where such express mention is not made (if applicable).

(f)           The obligations of the Company and any Guarantor under this Section 3.08 shall survive the termination of this Indenture and the payment of all amounts under or with respect to this Indenture and the Securities, and any transfer by a Holder or beneficial owner of its Securities.

SECTION 3.09.     Limitations on Sale and Lease-Back Transactions. So long as any Securities are outstanding, Nabors Bermuda will not, nor will it permit any of its Subsidiaries to, enter into any Sale and Lease-Back Transaction, other than any Sale and Lease-Back Transaction:

(a)          entered into within 360 days of the later of the acquisition or placing into service of the property subject thereto by Nabors Bermuda or such Subsidiary;

(b)          involving a lease of less than five years;

(c)          entered into in connection with an industrial revenue bond or pollution control financing;

(d)          between Nabors Bermuda and/or one or more of its Subsidiaries;

(e)          as to which Nabors Bermuda or such Subsidiary would be entitled to incur Debt secured by a mortgage on the property to be leased in an amount equal to the Attributable Debt with respect to such Sale and Lease-Back Transaction without equally and ratably securing the Securities (1) under clauses (a) through (n) of Section 3.07 or (2) under the last paragraph of Section 3.07; or

(f)           as to which Nabors Bermuda will apply an amount equal to the net proceeds from the sale of the property so leased to (1) the retirement (other than any mandatory retirement), within 360 days of the effective date of any such Sale and Lease-Back Transaction, of Securities or of Funded Debt of Nabors Bermuda or one of its Subsidiaries or (2) the purchase or construction of other property, provided that such property is owned by Nabors Bermuda or one of its Subsidiaries free and clear of all mortgages.

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SECTION 3.10.     Change of Control Offer. Upon the occurrence of a Change of Control Triggering Event, each Holder of Securities shall have the right to require the Company to purchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of the Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, up to, but excluding, the date of purchase; provided, however, that if such date of purchase is after the taking of a record of the Holders on a record date and on or prior to the related Interest Payment Date, the accrued and unpaid interest shall be payable to the Person in whose name the repurchased Securities are registered on such record date. Notwithstanding the foregoing, the Company shall have no obligation to repurchase any Securities pursuant to this Section 3.10 to the extent that the Company shall have exercised its right to redeem the Securities pursuant to Section 10.07.

For purposes of this Section 3.10, the term “Change of Control” means the occurrence of any one of the following:

(a)          the sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Nabors Bermuda and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to Nabors Bermuda or one or more of its Subsidiaries or a combination thereof or a Person controlled by Nabors Bermuda or one or more of its Subsidiaries or a combination thereof;

(b)          the first day on which the majority of the members of the Board of Directors of Nabors Bermuda cease to be Continuing Directors; or

(c)          the consummation of any transaction (including without limitation, any merger, amalgamation or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than any Subsidiary of Nabors Bermuda) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of Nabors Bermuda, measured by voting power rather than number of shares (excluding a redomestication of Nabors Bermuda).

Notwithstanding the foregoing, a transaction shall not be deemed to involve a “Change of Control” under clause (b) above if (i) Nabors Bermuda becomes a direct or indirect wholly owned Subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following such transaction are substantially the same as the holders of the Voting Stock of Nabors Bermuda immediately prior to such transaction or (B) immediately following such transaction no “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) is the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of such holding company, measured by voting power rather than number of shares.

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For purposes of this Section 3.10, the term Change of Control Triggering Event means the ratings of the Securities are lowered by at least two of the three Rating Agencies and, immediately following such lowering, the Securities are not rated Investment Grade by at least two of the three Rating Agencies in any case on any date during the period (the “Trigger Period”) commencing on the date of the first public announcement by the Company or Nabors Bermuda of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which 60-day period will be extended for so long as the rating of the Securities is under publicly announced consideration for a possible downgrade as a result of the Change of Control by any of the Rating Agencies); provided, however, that if the Securities are not rated by all three Rating Agencies, then a “Change of Control Triggering Event” shall occur if the ratings of the Securities are lowered by at least one of the Rating Agencies and, immediately following such lowering, the Securities are not rated Investment Grade by at least one of the Rating Agencies in any case on any date during the Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

Within 60 days following the date upon which the Change of Control Triggering Event has occurred, or at the Company’s option, prior to any Change of Control but after the public announcement of the transaction that constitutes or may constitute the Change of Control, except to the extent that the Company shall have exercised its right to redeem the Securities pursuant to Section 10.07, the Company shall send a notice (a “Change of Control Offer”) to each Holder of Securities with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer, stating:

(1)            that a Change of Control Triggering Event has occurred and that such Holder has the right to require the Company to purchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on a record date to receive interest on the relevant Interest Payment Date as provided in the first paragraph of this Section 3.10);

(2)            the circumstances regarding such Change of Control Triggering Event;

(3)            the purchase date (which shall be (i) no earlier than 30 days nor later than 60 days from the date such notice is sent, if sent after consummation of the Change of Control and (ii) on the date of the Change of Control, if such notice is sent prior to consummation of the Change of Control, in each case, other than as may be required by law) (such date, the “Change of Control Payment Date”); and

(4)            the instructions that a Holder must follow in order to have its Securities purchased.

Holders of Securities electing to have such Securities purchased pursuant to a Change of Control Offer must surrender their Securities with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Security completed, to the Paying Agent at the address specified in the notice, or transfer their Securities to the Paying Agent by book-entry transfer pursuant to the Applicable Procedures, prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

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On the Change of Control Payment Date, all Securities purchased by the Company under this Section shall be delivered to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest to the Holders entitled thereto.

The Company may make a Change of Control Offer in advance of a Change of Control and the Change of Control Payment Date, and its Change of Control Offer may be conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

If Holders of not less than 90% in aggregate principal amount of the outstanding Securities validly tender and do not withdraw such Securities in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company, as described below, purchases all of the Securities validly tendered and not withdrawn by such Holders, the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all of the Securities that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, up to, but excluding, the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest on the relevant Interest Payment Date).

Any redemption pursuant to this Section 3.10 shall be made, to the extent applicable, pursuant to the procedures set forth in Sections 10.01 through 10.06.

The Company shall have no obligation to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements of this Section 3.10 for such an offer made by the Company, and such third party purchases all Securities properly tendered and not withdrawn under its offer.

The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 3.10, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations by virtue thereof.

SECTION 3.11.     Limitations on Subsidiary Debt.

(a)          For so long as any Securities are outstanding, Nabors Bermuda will not permit any of its Subsidiaries to incur, directly or indirectly, any Debt other than:

(i)             existing Debt of a Subsidiary of Nabors Bermuda outstanding on the date of issuance of the Securities (other than Debt described in clauses (vii)(A), (viii) or (xiv) of this Section 3.11(a));

(ii)            intercompany loans and advances between or among Nabors Bermuda and its Subsidiaries; provided that (a) if the obligor on such intercompany loan or advance is a Guarantor, then such Debt must be expressly subordinated to the prior payment in full in cash of all obligations with respect to the Guarantee of such Guarantor; and (b)(i) any subsequent issuance or transfer of Capital Stock that results in any such Debt being held by a Person other than Nabors Bermuda or a Subsidiary of Nabors Bermuda and (ii) any sale or other transfer of any such Debt to a Person that is not Nabors Bermuda or a Subsidiary of Nabors Bermuda, will be deemed, in each case, to constitute an incurrence of such Debt by such Subsidiary that was not permitted by this clause (2); provided further that (x) notwithstanding the foregoing, the Guarantors may owe such Debt to Nabors Bermuda or any such Subsidiary up to an aggregate principal amount at any one time outstanding under this clause (ii) of $100,000,000 that is not subject to such subordination terms and (y) that any such standalone subordination or intercreditor agreement or such other arrangement shall permit payments in respect of such intercompany indebtedness as long as no Event of Default shall have occurred and be continuing;

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(iii)           Debt under any Interest Rate Protection Agreements or any Currency Rate Protection Agreements;

(iv)           Debt (i) under unsecured lines of credit for overdrafts or for working capital purposes in foreign countries with financial institutions, and (ii) arising from the honoring by a bank or other Person of a check, draft or similar instrument inadvertently drawing against insufficient funds;

(v)            Debt of a Person existing at the time such Person becomes a Subsidiary of Nabors Bermuda or is merged, consolidated or amalgamated with or into Nabors Bermuda or any Subsidiary of Nabors Bermuda; provided that any such Debt was not incurred in contemplation of any such transaction;

(vi)           Debt of any Guarantor that is subordinate in right of payment to the Guarantee of such Guarantor;

(vii)          (A) Debt in an aggregate amount not to exceed $500.0 million (i) represented by the Securities and the Guarantees and (ii) other Debt having the same obligors as the Securities and the Guarantees and issued by the Company or Nabors Bermuda and (B) Junior Guaranteed Debt, including in each case any extension, renewal, refunding, replacement or refinancing (collectively, a “refinancing”) of such Debt incurred under this clause (vii), provided that after giving effect to any such refinancing, the principal amount of Debt incurred pursuant to clause (vii) (A) in the aggregate and at any time outstanding does not exceed $500.0 million and provided further that, for the avoidance of doubt, any refinancing of Debt incurred pursuant to this clause (vii)(A) has the same obligors as the Securities and the Guarantees and such Debt is issued by the Company or Nabors Bermuda;

(viii)         Debt incurred pursuant to Credit Facilities in an aggregate amount at any one time outstanding under this clause (viii) not to exceed an amount equal to (A) the greater of (i) $1.70 billion and (ii) 10.0% of Consolidated Net Tangible Assets, less (B) the total Aggregate Debt outstanding at the time of such incurrence (without double counting for Aggregate Debt incurred under this clause (viii)), measured at the time of incurrence of any such Debt and after giving effect to such incurrence, less (C) outstanding Debt incurred under clause (vii)(A) of this Section  3.11.

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(ix)           Debt in respect of current accounts payable and accrued expenses incurred in the ordinary course of business;

(x)            Debt, which may include purchase money Debt, capital lease or finance lease obligations or mortgage financings, incurred to finance the purchase, installation, construction, design or improvement, or capital lease or finance lease of assets (including equipment) or property (real or personal) (whether through the direct purchase of assets or the capital stock of any person owning such assets) and related taxes and transaction costs provided that (i) such Debt when incurred shall not exceed 85% of the purchase price of the asset(s) or person financed and all fees, premium, costs and expenses relating thereto, including attorney and legal, accounting, expert, and professional advisor fees and expenses; and (ii) no such Debt shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing plus all fees, premium, costs and expenses relating thereto, including attorney and legal, accounting, expert, and professional advisor fees and expenses;

(xi)           Debt under performance guaranties, performance bonds and letters of credit issued in the ordinary course of business and serving as a financial or performance guaranty (other than as a guaranty of Debt for borrowed money);

(xii)          Debt under documentary credits issued in connection with the purchase of goods in the ordinary course of business;

(xiii)         Debt in respect of any Permitted Accounts Receivables Sales Facility; and

(xiv)         any refinancing of Debt incurred pursuant to the foregoing clauses (i), (v) and this clause (xiv), provided, that (i) such refinancing Debt will not exceed the principal amount of Debt so refinanced plus an amount necessary to pay fees and expenses, including premiums, related to such refinancing (ii) the scheduled maturity date thereof is not shortened (except to the extent such shortened maturity date is subsequent to the Stated Maturity and (iii) such refinancing Debt and any guarantees thereof are incurred solely by the obligors and guarantors, if any, of the Debt so refinanced).

Nabors Bermuda will not permit any of the Guarantors to incur, directly or indirectly, any Debt that is subordinated or junior in right of payment to other Debt of such Guarantor and senior in any respect in right of payment to the Guarantees of the Securities.

Debt permitted by this Section 3.11(a) need not be permitted solely by reference to one provision permitting such Debt but may be permitted in part by one such provision and in part by one or more other provisions of this Section 3.11(a) permitting such Debt. In the event that an item of Debt meets the criteria of more than one of the types of Debt described in this Section 3.11(a), the Company will be permitted, in its sole discretion, to divide, classify or reclassify all or a portion of such item of Debt and only be required to include the amount of such Debt in one of such clauses. For the avoidance of doubt, the Receivables Purchase, the Receivables Sale Agreement, and related transaction documents do not constitute Debt.

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(b)          This covenant shall not apply during such time as the Securities are rated Investment Grade by at least two of the three Rating Agencies and no Default or Event of Default has occurred and is continuing under this Indenture. The Trustee shall not have any obligation to monitor the ratings of the Securities.

SECTION 3.12.     Limitations on Asset Transfers.

Nabors Bermuda shall not permit any of the Lower Tier Notes Guarantors or any of their respective Subsidiaries to directly or indirectly convey, sell, lease, assign, sell and leaseback, transfer (including by way of investment) or otherwise dispose of any drilling related fixed assets, including drilling rigs, drilling-related services assets or related assets (including, without limitation, any Capital Stock of any Subsidiary or any interest in a joint venture that owns such assets), whether now owned or hereafter acquired (each a “Rig Disposition”), to (i) Nabors Bermuda, (ii) any Subsidiary of Nabors Bermuda that is not Nabors Drilling Technologies USA, Inc., Nabors Lux 2, Nabors Drilling Canada Limited or Nabors International Management Limited (together, the “Original Lower Tier Notes Guarantors”) or (iii) any joint venture directly held by Nabors Bermuda or a Subsidiary or parent (direct or indirect) of Nabors Bermuda, excluding any joint venture directly or indirectly held by any Original Lower Tier Notes Guarantor or a Subsidiary of such Guarantor, unless such Rig Disposition is to (x) an Original Lower Tier Notes Guarantor, (y) a Subsidiary of an Original Lower Tier Notes Guarantor or (z) a Subsidiary of Nabors Bermuda that is not a Guarantor of any Existing Notes; provided that prior to or contemporaneous with such Rig Disposition pursuant to this clause (z), such Subsidiary executes and delivers to the Trustee a supplemental indenture pursuant to which such Subsidiary shall become a Guarantor under this Indenture and the related Guarantee shall be of the same priority as the existing Guarantees of the Lower Tier Notes Guarantors; provided, further that Rig Dispositions to Transitory Subsidiary Owners shall not be prohibited for so long as such Subsidiary is a Transitory Subsidiary Owner and no Subsidiary that is a Transitory Subsidiary Owner will be required to become a Guarantor for so long as such Subsidiary is a Transitory Subsidiary Owner. In addition, Nabors Bermuda shall not permit any of the Lower Tier Notes Guarantors and any of their respective Subsidiaries to make any Rig Disposition to any direct or indirect parent of Nabors Bermuda.

Net proceeds of any Rig Dispositions to Persons that are not Affiliates of Nabors Bermuda (other than joint ventures directly held by Nabors Bermuda or a Subsidiary or parent (direct or indirect) of Nabors Bermuda, excluding any joint venture directly or indirectly held by any Original Lower Tier Notes Guarantor or a Subsidiary of such Guarantor) received by the Lower Tier Notes Guarantors or any of their Subsidiaries during any twelve month period which are not retained or used in the business or operations of the Original Lower Tier Notes Guarantors or their Subsidiaries (such amounts collectively, “Excess Rig Proceeds”), shall not exceed a total amount of $50.0 million in the aggregate in any twelve month period; provided that Excess Rig Proceeds may be transferred to Nabors Bermuda or any Subsidiary of Nabors Bermuda on a temporary basis for tax or other reasons in the ordinary course of such Subsidiary’s business for a period of up to twenty Business Days and the full amount of such Excess Rig Proceeds shall be returned to an Original Lower Tier Notes Guarantors or any of their Subsidiaries no later than twenty Business Days following such transfer of such Excess Rig Proceeds.

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SECTION 3.13.     Future Guarantors.

After the Issue Date, if any Subsidiary of Nabors Bermuda (other than the Company and certain entities incorporated or established in Luxembourg as provided in Section 9.04) or any direct or indirect parent of Nabors Bermuda that is not then a Guarantor guarantees the Existing Notes then, such Subsidiary or such direct or indirect parent of Nabors Bermuda, as the case may be, within twenty Business Days of the date that such indebtedness has been guaranteed, shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary or such direct or indirect parent of Nabors Bermuda, as the case may be, shall become a Guarantor under this Indenture and provide for a Guarantee by such Subsidiary or such direct or indirect parent of Nabors Bermuda, as the case may be, on the same terms and conditions as those set forth herein (including, without limitation, the same priority as the existing Guarantees of a Guarantor that is not a Lower Tier Notes Guarantor).

ARTICLE IV
CONSOLIDATION, MERGER AND SALE

SECTION 4.01.     Limitation on Mergers and Consolidations. The Company shall not consolidate or amalgamate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person unless:

(i)             the Person formed by such consolidation or amalgamation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed;

(ii)            immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(iii)           the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger, conveyance, transfer or lease and such supplemental indenture comply with this Article IV and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 4.02.     Successors Substituted. Upon any consolidation or amalgamation of the Company with, or merger of the Company into, any other Person, or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 4.01, the successor Person formed by such consolidation or amalgamation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease to another Person, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

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ARTICLE V
DEFAULTS AND REMEDIES

SECTION 5.01.     Events of Default. “Event of Default” means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i)             default in the payment of the principal of or premium, if any, on the Securities at Maturity, and continuance of such default for a period of 10 days; or

(ii)            default in the payment of interest or Additional Amounts, if any, with respect to the Securities when they become due and payable, and continuance of such default for a period of 30 consecutive days; or

(iii)           default in the observance or performance, or breach, of any covenant of the Company or the Guarantors with respect to the Securities or this Indenture (other than a covenant a default in whose performance or whose breach is elsewhere in this Section 5.01 specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, in conformity with Section 11.02, to the Company and the Guarantors by the Trustee or to the Company, the Guarantors and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(iv)           the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or a Guarantor in an involuntary case or proceeding under any applicable Bankruptcy Law or (B) a decree or order adjudging the Company or a Guarantor a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or a Guarantor under any applicable Bankruptcy Law, or appointing a custodian, receiver, receiver and manager, interim receiver, administrator, monitor, liquidator, assignee, trustee, sequestrator or other similar official of the Company or a Guarantor or of any substantial part of the property of the Company or a Guarantor, or ordering the winding up or liquidation of the affairs of the Company or a Guarantor, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

(v)            the commencement by the Company or a Guarantor of a voluntary case or proceeding under any applicable Bankruptcy Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by either of them to the entry of a decree or order for relief in respect of the Company or a Guarantor in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against any of them, or the filing by any of them of a petition or answer or consent seeking reorganization or relief under any applicable Bankruptcy Law, or the consent by any of them to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, receiver and manager, interim receiver, administrator, monitor, liquidator, assignee, trustee, sequestrator or similar official of the Company or a Guarantor or of any substantial part of the property of the Company or a Guarantor, or the making by either of them of an assignment for the benefit of creditors, or the admission by either of them in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or a Guarantor in furtherance of any such action; or

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(vi)           the Guarantees of the Securities by any of the Guarantors ceases to be in full force and effect or become unenforceable or invalid or are declared null and void (other than in accordance with the terms of such Guarantees) or a Guarantor denies or disaffirms its obligations under such Guarantee.

The Trustee shall not be deemed to know of a Default or Event of Default unless a Responsible Officer at the Corporate Trust Office of the Trustee has actual knowledge of such Default or Event of Default with specific reference to such Default, the Securities and this Indenture. No duty imposed upon the Trustee in this Indenture shall be applicable with respect to any Default or Event of Default of which the Trustee is not deemed to have notice. No duty imposed upon the Trustee in this Indenture shall be applicable with respect to any Default or Event of Default of which the Trustee shall not have received notice in accordance with the terms of this Indenture.

When a Default is cured, or when an Event of Default is deemed cured pursuant to Section 5.04, such Default, or Event of Default, as the case may be, ceases.

SECTION 5.02.     Acceleration. If an Event of Default (other than an Event of Default specified in clause (iv) or (v) of Section 5.01) occurs and is continuing with respect to the Securities, the Trustee by notice to the Company and the Guarantors, or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities by written notice to the Company, the Guarantors and the Trustee, may declare the principal of, premium, if any, Additional Amounts, if any, and accrued and unpaid interest on all then outstanding Securities to be due and payable immediately. Upon any such declaration the amounts due and payable on the Securities, as determined in accordance with the final paragraph of this Section 5.02, shall be due and payable immediately. If an Event of Default specified in clause (iv) or (v) of Section 5.01 occurs, the principal of, premium, if any, Additional Amounts, if any, and interest on all Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee or any Holder.

At any time after such an acceleration of the Securities has occurred and before a judgment for payment of the money due has been obtained by the Trustee as hereinafter in this Article V provided, the Holders of a majority in aggregate principal amount of the outstanding Securities, by written notice to the Company, the Guarantors and the Trustee, may rescind and annul such acceleration and its consequences if:

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(1)           the Company or the Guarantors have paid or deposited with the Trustee a sum sufficient to pay:

(A)           the principal of and premium, if any, on any Securities which have become due otherwise than by such declaration of acceleration and Additional Amounts, if any, and any interest thereon then due at the rate or rates prescribed therefor in such Securities or in this Indenture,

(B)            to the extent that payment of such interest is lawful, interest upon overdue interest and overdue Additional Amounts, if any, at the rate or rates prescribed therefor in such Securities or in this Indenture, and

(C)            all sums paid or advanced by the Trustee hereunder and the compensation, reasonable expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2)            all Events of Default, other than the non-payment of the principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.04.

No such rescission shall affect any subsequent Event of Default or impair any right consequent thereon.

If the Maturity of the Securities is accelerated pursuant to this Section 5.02, 100% of the principal amount thereof and premium, if any, shall become due and payable plus Additional Amounts, if any, and accrued and unpaid interest to the date of payment.

SECTION 5.03.      Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, Additional Amounts, if any, or interest on the Securities or to enforce the performance of any provision of the Securities, the related Guarantees or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 5.04.      Waiver of Existing Defaults. Subject to Sections 5.07 and 8.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding, by notice to the Trustee, may waive an existing Default or Event of Default and its consequences (including waivers obtained in connection with a tender offer or exchange offer for such Securities or a solicitation of consents in respect of such Securities, provided that in each case such offer or solicitation is made to all Holders of the Securities then outstanding on equal terms), except (1) a continuing Default or Event of Default in the payment of the principal of or premium, if any, Additional Amounts, if any, or interest on the Securities or (2) a continuing Default in respect of a provision that under Section 8.02 cannot be amended without the consent of each Holder affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

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SECTION 5.05.      Control by Majority. The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it hereunder. The Trustee, however, may refuse to follow any direction that conflicts with applicable law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such direction unduly prejudices the rights of such Holders), or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall receive indemnification from such Holders satisfactory to it against all losses and expenses caused by taking or not taking such action subject to the Trustee’s duty to act with the required standard of care during a default.

SECTION 5.06.      Limitations on Suits. Subject to Section 5.07, a Holder of Securities may pursue a remedy with respect to this Indenture (including the Guarantees) or the Securities only if:

(i)            such Holder gives to the Trustee written notice of a continuing Event of Default;

(ii)           the Holders of at least 25% in aggregate principal amount of the Securities then outstanding make a written request to the Trustee to pursue the remedy;

(iii)          such Holder or Holders furnish to the Trustee indemnity and security satisfactory to the Trustee against any loss, liability or expense;

(iv)          the Trustee does not comply with the request within 60 days after receipt of the request and the furnishing of such indemnity; and

(v)           during such 60-day period the Holders of a majority in aggregate principal amount of the Securities then outstanding do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such action or forbearances are unduly prejudicial to such Holders or obtain a preference or priority over another Holder).

SECTION 5.07.      Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of and premium, if any, Additional Amounts, if any, and interest on the Securities, on or after the respective due dates expressed in the Security, or to bring suit against the Company or the Guarantors for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of such Holder or obtain a preference or priority over another Holder.

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SECTION 5.08.      Collection Suit by Trustee. If an Event of Default specified in clause (i) or (ii) of Section 5.01 occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company and the Guarantors (i) for the amount of principal of and premium, if any, Additional Amounts, if any, and interest remaining unpaid on any Securities and (ii) interest on overdue principal, premium, if any, Additional Amounts, if any, and, to the extent lawful, interest on overdue interest, and such further amount as shall be sufficient to cover the reasonable and documented costs and expenses of collection, including the reasonable and documented compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 5.09.      Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents and to take such actions, including participating as a member, voting or otherwise, of any committee of creditors, as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, reasonable expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company and the Guarantors or their respective creditors or properties and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation, reasonable expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Securities may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 5.10.      Priorities.  If the Trustee collects any money pursuant to this Article V, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 6.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders for amounts due and unpaid on the Securities for principal, premium, if any, Additional Amounts, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, Additional Amounts, if any, and interest, respectively; and

Third: to the Company and the Guarantors.

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The Trustee, upon prior written notice to the Company and the Guarantors, may fix a record date and payment date for any payment to Holders pursuant to this Article V. At least 15 days before such record date, the Trustee shall send to each Holder and the Company a notice that states the record date, the payment date and amount to be paid.

SECTION 5.11.      Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 5.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 5.07, or a suit by a Holder or Holders of more than 10% in aggregate principal amount of the Securities then outstanding.

ARTICLE VI
TRUSTEE

SECTION 6.01.      Duties of Trustee.

(a)            If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in such exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b)           Except during the continuance of an Event of Default:

(i)            the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)            in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine such certificates and opinions to determine whether or not, on their face, they appear to conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)            The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)            this paragraph does not limit the effect of paragraph (b) of this Section 6.01;

(ii)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

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(iii)          The Trustee shall not be liable for any acts or omissions, except for such losses, damages or expenses which have been finally adjudicated by a court of competent jurisdiction to have directly resulted from the Trustee’s gross negligence or willful misconduct; and

(iv)          the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.05 hereof.

(d)           Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 6.01.

(e)            No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

(f)            The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)            In no event shall the Trustee be responsible or liable for special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 6.02.      Rights of Trustee.

(a)            The Trustee may rely conclusively on and shall be protected in action or refraining from acting upon any resolution, certificate, statement, direction, consent, order, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such paper or document.

(b)            Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)            The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

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(e)            Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or a Guarantor shall be sufficient if signed by an Officer of the Company or such Guarantor, as the case may be.

(f)            No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee is under no obligation to exercise any of its rights or powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense that might be incurred by it in connection with its compliance with such request.

(g)           The Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture.

(h)           The Trustee shall not be responsible or liable for any action taken or omitted by it in good faith at the direction of the Holders of not less than a majority in principal amount of the Securities as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.

(i)            The Trustee’s immunities and protections from liability and its right to indemnification in connection with the performance of its duties under this Indenture shall extend and be enforceable by the Trustee in each of its capacities hereunder and shall extend to the Trustee’s officers, directors, agents, attorneys and employees. Such immunities and protections and right to indemnity, together with the Trustee’s right to compensation, shall survive the Trustee’s resignation or removal, the discharge of this Indenture and final payment of the Securities.

(j)            The permissive right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

(k)            Except for information provided by the Trustee concerning the Trustee, the Trustee shall have no responsibility for any information in any disclosure material distributed with respect to the Securities, and the Trustee shall have no responsibility for compliance with any U.S. Federal or State securities or employee benefit plan laws in connection with the Securities.

(l)            The Trustee may request that the Company or any Guarantor, as the case may be, deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(m)          The Trustee undertakes to perform such duties and only such duties as are specifically and expressly set forth in this Indenture. These duties shall be deemed purely ministerial in nature, and the Trustee shall not be liable except for the performance of such duties, and no implied covenants or obligations shall be read into this Agreement against the Trustee.

SECTION 6.03.      Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, the Guarantors or any of their Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 6.10 and 6.11.

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SECTION 6.04.      Trustee’s Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture, the Securities or the Guarantees, it shall not be accountable for any money paid to the Company or upon the Company’s direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the issuance of the Securities or pursuant to this Indenture other than its certificate of authentication.

SECTION 6.05.      Notice of Defaults. If a Default or Event of Default occurs and is continuing and it is actually known to a Responsible Officer of the Trustee, the Trustee shall send to the Holders of such Securities a notice of such Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of or premium, if any, Additional Amounts, if any, or interest on any Security, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of Holders.

SECTION 6.06.      [Reserved].

SECTION 6.07.      Compensation and Indemnity. The Company and the Guarantors jointly and severally agree to pay to the Trustee such compensation as the Company and the Trustee shall from time to time agree in writing. The Company shall reimburse the Trustee upon request for all reasonable and documented out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents and counsel. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Guarantors jointly and severally agree to reimburse the Trustee upon request for all reasonable and documented disbursements, advances and expenses incurred by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company and the Guarantors jointly and severally agree to indemnify, defend and protect the Trustee or any predecessor Trustee and their agents, employees, officers and directors for and to hold them harmless against any and all loss, liability, damage, claim, or expense (including reasonable and documented fees and expenses of counsel and taxes, other than taxes based upon, measured by or determined by the income of the Trustee) and court costs incurred by it arising out of or in connection with this Indenture or the administration of this trust, including the reasonable and documented costs and expenses of enforcing this Indenture (including, without limitation, this provision) against the Company and of defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person), except as set forth in the next paragraph. The Trustee shall notify the Company and the Guarantors promptly of any claim for which it may seek indemnity; however, failure to give such notice shall not relieve the Company or the Guarantors of their obligations. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel, and the Company and the Guarantors shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

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Notwithstanding anything herein to the contrary, neither the Company nor the Guarantors shall be obligated to reimburse any fee or expense or indemnify against any loss, liability, damage, claim or expense incurred by the Trustee through its own gross negligence or willful misconduct (as found by a court of competent jurisdiction in a final, non-appealable judgment).

To secure the payment obligations of the Company and the Guarantors in this Section 6.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of and premium, if any, and Additional Amounts, if any, and interest on the Securities. Such lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.01(iv) or (v) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 6.08.      Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 6.08.

The Trustee may resign and be discharged from the trust hereby created by so notifying the Company and the Guarantors. The Holders of a majority in aggregate principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(i)            the Trustee fails to comply with Section 6.10;

(ii)            the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii)           a Custodian or public officer takes charge of the Trustee or its property; or

(iv)          the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company and the Guarantors shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the Securities then outstanding may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company or the Holders of at least 10% in aggregate principal amount of the Securities then outstanding may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

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If the Trustee fails to comply with Section 6.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company and the Guarantors. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall send a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 6.07. Notwithstanding replacement of the Trustee pursuant to this Section 6.08, the obligations of the Company and the Guarantors under Section 6.07 shall continue for the benefit of the retiring Trustee.

SECTION 6.09.      Successor Trustee by Merger, etc. Subject to Section 6.10, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another business entity, such entity without any further act shall be the successor Trustee; provided, however, that in the case of a transfer of all or substantially all of its corporate trust business to another corporation, the transferee corporation expressly assumes all of the Trustee’s liabilities hereunder.

In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 6.10.      Eligibility; Disqualification. There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia and authorized under such laws to exercise corporate trust power, shall be subject to supervision or examination by Federal or State (or the District of Columbia) authority and shall have, or be a Subsidiary of a bank or bank holding company having, a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

ARTICLE VII
DISCHARGE OF INDENTURE

SECTION 7.01.      Termination of Company’s and Guarantors’ Obligations.

(a)            Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Securities (except as provided in the last paragraph of this Section 7.01(a)), and the Trustee, on demand of the Company, shall execute proper instruments acknowledging the satisfaction and discharge of this Indenture, when:

(1)            either

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(A)           all outstanding Securities theretofore authenticated and issued (other than destroyed, lost or wrongfully taken Securities that have been replaced or paid) have been delivered to the Trustee for cancellation; or

(B)           all outstanding Securities not theretofore delivered to the Trustee for cancellation:

(i)            have become due and payable,

(ii)           will become due and payable at their Stated Maturity within one year, or

(iii)          will be scheduled for redemption by their terms within one year, and the Company, in the case of clause (i) or (ii) above or this clause (iii), has deposited or caused to be deposited with the Trustee as funds (immediately available to the Holders in the case of clause (i)) in trust for such purpose an amount of cash or, in the case of clause (ii) or this clause (iii), U.S. Government Obligations or a combination thereof which, together with earnings thereon, will be sufficient, in the case of clause (ii) or this clause (iii), in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the entire indebtedness on such Securities for principal, premium, if any, Additional Amounts, if any, and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2)            the Company has paid all other sums payable by it hereunder with respect the Securities; and

(3)            the Company has delivered to the Trustee an Officer’s Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture with respect to the Securities have been complied with, together with an Opinion of Counsel to the same effect.

However, the Company’s obligations in Sections 2.03, 2.06, 2.07, 3.02 and 7.01, the Company’s and the Guarantors’ obligations in Sections 6.07, 6.08 and 7.04 and the Trustee’s and Paying Agent’s obligations in Section 7.03 shall survive the satisfaction and discharge of this Indenture until the Securities are no longer outstanding. Thereafter, only the Company’s and the Guarantors’ obligations in Section 6.07 and the Trustee’s and Paying Agent’s obligations in Section 7.03 shall survive with respect to the Securities.

(b)            Legal Defeasance. The Company and the Guarantors may, subject as provided herein, terminate by legal defeasance all of their obligations under this Indenture with respect to the Securities if:

(i)            the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust for the purpose of making the following payments dedicated solely to the benefit of the Holders of such Securities (A) cash in an amount, or (B) U.S. Government Obligations, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay, without consideration of the reinvestment of any such amounts and after payment of all taxes or other charges or assessments in respect thereof payable by the Trustee, the principal of and premium, if any, Additional Amounts, if any and interest on all Securities on each date that such principal, premium, if any, Additional Amounts, if any, or interest is due and payable and to pay all other sums payable by it hereunder with respect to the Securities; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal, premium, if any, Additional Amounts, if any, and interest with respect to the Securities as the same shall become due;

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(ii)           the Company has delivered to the Trustee an Officer’s Certificate stating that all conditions precedent to such legal defeasance have been complied with, and an Opinion of Counsel to the same effect;

(iii)          no Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as clauses (iv) and (v) of Section 5.01 are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

(iv)          the Company shall have delivered to the Trustee an Opinion of Counsel from nationally recognized counsel acceptable to the Trustee to the effect that, based on a ruling of the Internal Revenue Service or a change in U.S. Federal income tax law occurring after the date of this Indenture, the Holders of Securities will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of the Company’s exercise of its option under this Section 7.01(b) and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such option had not been exercised;

(v)           such deposit and legal defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any Guarantor is a party or by which it is bound; and

(vi)          the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the passage of 91 days following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.

In such event, payment of the Securities may not be accelerated because of an Event of Default, Article IX and the other provisions of this Indenture shall cease to be of further effect (except as provided in the next succeeding paragraph), and the Trustee, on demand of the Company, shall execute proper instruments acknowledging such legal defeasance.

However, the Company’s obligations in Sections 2.03, 2.06, 2.07, 3.02 and 7.01, the Company’s and the Guarantors’ obligations in Sections 6.07, 6.08 and 7.04 and the Trustee’s and Paying Agent’s obligations in Section 7.03 shall survive such legal defeasance with respect to the Securities until the Securities are no longer outstanding. Thereafter, only the Company’s and the Guarantors’ obligations in Section 6.07 and the Trustee’s and Paying Agent’s obligations in Section 7.03 shall survive with respect to the Securities.

(c)          Covenant Defeasance. The Company and the Guarantors may, subject as provided herein, be released from their respective obligations to comply with, and shall have no liability in respect of any term, condition or limitation, set forth in Sections 3.07, 3.08, 3.09 and 4.01 and in Article IX, and such omission to comply with any of Sections 3.07, 3.08, 3.09 and 4.01 and Article IX shall not constitute an Event of Default with respect to the Securities under Section 5.01 (“Covenant Defeasance”), with the remainder of this Indenture and such Securities unaffected thereby if:

(i)            the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust for the purpose of making the following payments dedicated solely to the benefit of the Holders of the Securities (A) cash in an amount, or (B) U.S. Government Obligations, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay, without consideration of the reinvestment of any such amounts and after payment of all taxes or other charges or assessments in respect thereof payable by the Trustee, the principal of and premium, if any, Additional Amounts, if any and interest on all Securities on each date that such principal, premium, if any, Additional Amounts, if any, or interest is due and payable and to pay all other sums payable by it hereunder with respect to the Securities; provided that the Trustee shall have been irrevocably instructed to apply such money and/or the proceeds of such U.S. Government Obligations to the payment of said principal, premium, if any, Additional Amounts, if any, and interest with respect to the Securities as the same shall become due;

(ii)           the Company has delivered to the Trustee an Officer’s Certificate stating that all conditions precedent to the Covenant Defeasance contemplated by this provision have been complied with, and an Opinion of Counsel to the same effect;

(iii)          no Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as clauses (iv) and (v) of Section 5.01 are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

(iv)          the Company shall have delivered to the Trustee an Opinion of Counsel from nationally recognized counsel acceptable to the Trustee to the effect that the Holders of Securities will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of the Company’s exercise of its option under this Section 7.01(c) and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such option had not been exercised;

(v)           such Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any Guarantor is a party or by which it is bound; and

(vi)          the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the passage of 91 days following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.

(d)          In order to have money available on a payment date to pay principal of or premium, if any, Additional Amounts, if any, or interest on the Securities, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer’s option.

(e)          The Company may exercise its option under Section 7.01(b) notwithstanding its prior exercise of its Covenant Defeasance option under Section 7.01(c).

SECTION 7.02.            Application of Trust Money. The Trustee or a trustee satisfactory to the Trustee and the Company shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 7.01. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and premium, if any, Additional Amounts, if any, and interest on Securities with respect to which the deposit was made.

The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to Section 7.01 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

SECTION 7.03.            Repayment to Company. The Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or securities held by them at any time. Subject to the requirements of any applicable abandoned property laws, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal of, premium, if any, Additional Amounts, if any, or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Company shall have either caused notice of such payment to be sent to each Holder entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a financial newspaper of widespread circulation published in The City of New York. After payment to the Company, Holders entitled to the money must look to the Company for payment as unsecured general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and the Paying Agent with respect to such money shall cease.

SECTION 7.04.            Reinstatement. If the Trustee or the Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 7.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company and the Guarantors under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 7.01; provided, however, that if the Company or the Guarantors have made any payment of principal of or interest on the Securities because of the reinstatement of their obligations, the Company or such Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or the Paying Agent.

ARTICLE VIII
AMENDMENTS

SECTION 8.01.            Without Consent of Holders. The Company, the Guarantors and the Trustee may amend or supplement this Indenture or any of the Securities or waive any provision hereof or thereof without the consent of any Holder:

(i)            to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities any property or assets;

(ii)           to evidence the succession of another Person to the Company or the Guarantors, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company or a Guarantor pursuant to Section 4.01 or 9.03;

(iii)          to add to the covenants of the Company or the Guarantors such further covenants, restrictions, conditions or provisions as the Company or the Guarantors and the Trustee shall consider to be for the protection of the Holders of Securities, to surrender any right or power herein conferred upon the Company or the Guarantors, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default with respect to the Securities permitting the enforcement of all or any of the several remedies provided in this Indenture, provided that in respect of any such additional covenant, restriction, condition or provision such amendment or supplement may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Securities to waive such an Event of Default;

(iv)          to cure any ambiguity or omission or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, provided that no such action shall adversely affect the interests of the Holders of the Securities;

(v)           to provide for uncertificated Securities in addition to or in place of certificated Securities, provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code;

(vi)          to provide for the issuance of Additional Securities and related Guarantees in accordance with this Indenture;

(vii)         to effect any provision of this Indenture;

(viii)        to release the Guarantee of any Guarantor in accordance with Section 9.05 of this Indenture;

(ix)          to conform the text of this Indenture or the Securities to the “Description of the New Notes” set forth in the Offering Memorandum to the extent such provision in the “Description of the New Notes” was intended to be a verbatim, or substantially verbatim, recitation of such provision if this Indenture or the Securities (which intent may be evidenced by an Officer’s Certificate to such effect); or

(x)           to make any other change that does not adversely affect the rights of any Holder of the Securities.

Upon the request of the Company and the Guarantors and upon receipt by the Trustee of the documents described in Section 8.06, the Trustee shall join with the Company and the Guarantors in the execution of any supplemental indenture entered into to effect any such amendment, supplement or waiver.

SECTION 8.02.            With Consent of Holders. Except as provided in Section 8.01 or below in this Section 8.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Securities with the consent (including consents obtained in connection with a tender offer or exchange offer for such Securities or a solicitation of consents in respect of such Securities, provided that in each case such offer or solicitation is made to all Holders of the Securities then outstanding on equal terms) of the Holders of a majority in aggregate principal amount of the Securities then outstanding affected thereby.

The Holders of a majority in aggregate principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company or the Guarantors with any provision of this Indenture or the Securities (including waivers obtained in connection with a tender offer or exchange offer for such Securities or a solicitation of consents in respect of such Securities, provided that in each case such offer or solicitation is made to all Holders of the Securities then outstanding on equal terms).

Upon the request of the Company and the Guarantors and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 8.06, the Trustee shall join with the Company and the Guarantors in the execution of any supplemental indenture entered into to effect any such amendment, supplement or waiver. After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Company shall send to the Holders of the Securities affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Without the consent of each Holder affected, an amendment, supplement or waiver under this Section 8.02 may not:

(i)            extend the final maturity of the principal of any of the Securities;

(ii)           reduce the principal amount of any of the Securities;

(iii)          reduce the rate or extend the time of payment of interest, including defaulted interest, or Additional Amounts, if any, on any of the Securities;

(iv)          reduce any amount payable on redemption of any of the Securities (other than as a result of the shortening of the required notice period for redemption);

(v)           change the currency in which the principal of or premium, if any, Additional Amounts, if any, or interest on any of the Securities is payable;

(vi)          impair the right to institute suit for the enforcement of any payment of principal of or premium, if any, Additional Amounts, if any, or interest on any Security pursuant to Sections 5.07 and 5.08, except as limited by Section 5.06;

(vii)         change the ranking of the Securities or the Guarantees thereof;

(viii)        make any change in the percentage of principal amount of the Securities necessary to waive compliance with or to modify certain provisions of this Indenture pursuant to Section 5.04 or 5.07 or this clause of this Section 8.02; or

(ix)          waive a continuing Default or Event of Default in the payment of principal of or premium, if any, Additional Amounts, if any, or interest, including defaulted interest, on the Securities.

The right of any Holder to participate in any consent required or sought pursuant to any provision of this Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of the Securities as of a record date fixed by the Company in accordance with Section 8.04 of this Indenture.

SECTION 8.03.            [Reserved].

SECTION 8.04.            Revocation and Effect of Consents. A consent to an amendment, a supplement or a waiver by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives written notice of revocation at any time prior to (but not after) the date the Trustee receives an Officer’s Certificate certifying that the Holders of the requisite aggregate principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver or to take any other action with respect to the Securities under this Indenture. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at the close of business on such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date, and for this purpose the Securities then outstanding shall be computed as of such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the aggregate principal amount of the Securities required hereunder for such amendment, supplement or waiver to be effective shall have also been given and not revoked within such 90-day period.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it is of the type described in any of clauses (i) through (viii) of Section 8.02. In such case, the amendment, supplement or waiver shall bind each Holder who has consented to it and every subsequent Holder that evidences the same debt as the consenting Holder’s Security.

SECTION 8.05.            Notation on or Exchange of Securities. If an amendment or supplement changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment or supplement.

SECTION 8.06.            Trustee to Sign Amendments, etc. The Trustee shall sign any supplemental indenture authorized pursuant to this Article VIII if the supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such supplemental indenture, the Trustee shall receive, and subject to Section 6.01, shall be fully protected in conclusively relying upon, an Opinion of Counsel and an Officer’s Certificate, as conclusive evidence that all conditions precedent to such supplemental indenture have been complied with, that such supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company and the Guarantors in accordance with its terms.

ARTICLE IX
GUARANTEES OF SECURITIES

SECTION 9.01.            Unconditional Guarantees.

(a)          For value received, each of the Guarantors hereby fully, irrevocably, unconditionally and absolutely guarantees to the Holders and to the Trustee the due and punctual payment of the principal of and premium, if any, Additional Amounts, if any, and interest on the Securities and all other amounts due and payable under this Indenture and the Securities by the Company (including, without limitation, all costs and expenses (including reasonable legal fees and disbursements) incurred by the Trustee or the Holders in connection with the enforcement of this Indenture, the Securities and the Guarantees) (collectively, the “Indenture Obligations”), when and as such principal, premium, if any, Additional Amounts, if any, and interest and such other amounts shall become due and payable, whether at the Stated Maturity, upon redemption or by declaration of acceleration or otherwise, according to the terms of the Securities and this Indenture. The guarantees by the Guarantors set forth in this Article IX are referred to herein as the “Guarantees.” Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Indenture Obligations and would be owed by the Company under this Indenture and the Securities but for the fact that they are unenforceable, reduced, limited, impaired, suspended or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

(b)          Failing payment when due of any amount guaranteed pursuant to the Guarantees, for whatever reason, the Guarantors will be obligated to pay the same immediately to the Trustee, without set-off or counterclaim or other reduction whatsoever (whether for taxes, withholding or otherwise). The Guarantees of the Upper Tier Notes Guarantors and Nabors Bermuda are intended to be general, unsecured, senior obligations of such Guarantors and to rank pari passu in right of payment with all indebtedness of such Guarantor that is not, by its terms, expressly subordinated in right of payment to the Guarantees of such Guarantor. The Guarantees of the Lower Tier Notes Guarantors will be unsecured obligations and will be subordinate in right of payment to guarantees by the Lower Tier Notes Guarantors of Senior Guaranteed Debt. Each Guarantor hereby agrees that its obligations hereunder shall be full, irrevocable, unconditional and absolute, irrespective of the validity, regularity or enforceability of the obligations and liabilities of any other obligor with respect to the Securities, the Guarantees or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof with respect to the same, the recovery of any judgment against the Company, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of such Guarantor.

Each Guarantor hereby agrees that in the event of a default in payment of the principal of or premium, if any, Additional Amounts, if any, or interest on the Securities or any other amounts payable under this Indenture and such Securities by the Company, whether at the Stated Maturity, upon redemption or by declaration of acceleration or otherwise, legal proceedings may be instituted by the Trustee on behalf of the Holders or, subject to Section 5.06, by the Holders, on the terms and conditions set forth in this Indenture, directly against such Guarantor to enforce the Guarantees without first proceeding against the Company, subject to the provisions of the Subordination Agreement.

(c)          To the fullest extent permitted by applicable law, the obligations of each Guarantor under this Article IX shall be as aforesaid full, irrevocable, unconditional and absolute and except as set forth in this Article IX shall not be impaired, modified, discharged, released or limited by any occurrence or condition whatsoever, including, without limitation, (i) any compromise, settlement, release, waiver, renewal, extension, indulgence or modification of, or any change in, any of the obligations and liabilities of any other obligor with respect to the Securities or this Indenture, (ii) any impairment, modification, release or limitation of the liability of the Company, any Guarantor or any of their respective estates in bankruptcy, or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of any applicable Bankruptcy Law, or other statute or from the decision of any court, (iii) the assertion or exercise by the Company, any Guarantor or the Trustee of any rights or remedies under any of the Securities or this Indenture or its delay in or failure to assert or exercise any such rights or remedies, (iv) the assignment or the purported assignment of any property as security for any of the Securities, including all or any part of the rights of the Company or any Guarantor under this Indenture, (v) the extension of the time for payment by the Company or any Guarantor of any payments or other sums or any part thereof owing or payable under any of the terms and provisions of any of the Securities or this Indenture or of the time for performance by the Company or any Guarantor of any other obligations under or arising out of any such terms and provisions or the extension or the renewal of any thereof, (vi) the modification or amendment (whether material or otherwise) of any duty, agreement or obligation set forth in this Indenture of any other obligor with respect to the Securities, (vii) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting, any of the Company or any Guarantor or any of its assets, or the disaffirmance of any of the Securities, the Guarantees or this Indenture in any such proceeding, (viii) the release or discharge of the Company or any Guarantor from the performance or observance of any agreement, covenant, term or condition contained in any of such instruments by operation of law, (ix) the unenforceability of any of the obligations of any of the other obligors under the Securities, the Guarantees or this Indenture, (x) any change in the name, business, capital structure, corporate existence, or ownership of the Company or any Guarantor, or (xi) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, a surety or any Guarantor.

(d)          Each Guarantor hereby (i) waives diligence, presentment, demand of payment, notice of acceptance, filing of claims with a court in the event of the merger, amalgamation, insolvency or bankruptcy of the Company or any Guarantor, and all demands and notices whatsoever, (ii) acknowledges that any agreement, instrument or document evidencing the Guarantees may be transferred and that the benefit of its obligations hereunder shall extend to each holder of any agreement, instrument or document evidencing the Guarantees without notice to them and (iii) covenants that its Guarantees will not be discharged except by complete performance of the Guarantees or of the obligations guaranteed thereby. Each Guarantor further agrees that if at any time all or any part of any payment theretofore applied by any Person to the Guarantees is, or must be, rescinded or returned for any reason whatsoever, including, without limitation, the insolvency, bankruptcy or reorganization of such Guarantor, the Guarantees shall, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application, and the Guarantees shall continue to be effective or be reinstated, as the case may be, as though such application had not been made.

(e)          Each Guarantor shall be subrogated to all rights of the Holders and the Trustee against the Company in respect of any amounts paid by such Guarantor pursuant to the provisions of this Indenture; provided, however, that such Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation with respect to any of the Securities until all of the Securities and the Guarantees thereof shall have been paid in full or discharged.

(f)           No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, power, privilege or remedy under this Article IX and the Guarantees shall operate as a waiver thereof, nor shall any single or partial exercise of any rights, power, privilege or remedy preclude any other or further exercise thereof, or the exercise of any other rights, powers, privileges or remedies. The rights and remedies herein provided for are cumulative and not exclusive of any rights or remedies provided in law or equity. Nothing contained in this Article IX shall limit the right of the Trustee or the Holders to take any action to accelerate the Maturity of the Securities pursuant to Article V or to pursue any rights or remedies hereunder or under applicable law.

SECTION 9.02.            Execution and Delivery of Notation of Guarantees. To further evidence the Guarantees, each Guarantor hereby agrees that a notation of such Guarantees may be endorsed on each Security authenticated and delivered by the Trustee and that such notation shall be executed by either manual or facsimile signature of an Officer of such Guarantor.

Each Guarantor hereby agrees that its Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of the Guarantees.

If an Officer of any Guarantor whose signature is on this Indenture or a Security no longer holds that office at the time the Trustee authenticates such Security or at any time thereafter, such Guarantor’s guarantee of such Security shall be valid nevertheless.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantees set forth in this Indenture on behalf of the Guarantors.

SECTION 9.03.            Guarantors May Consolidate, etc., on Certain Terms. (a) A Guarantor may consolidate, merge or enter into a scheme of arrangement qualifying as an amalgamation with any Person or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets to any Person and (b) the Capital Stock of a Guarantor may be sold or otherwise disposed of to another Person; provided, however, that in the case of the consolidation, merger or scheme or arrangement qualifying as an amalgamation or sale, lease, conveyance, transfer or disposal of all or substantially all of the assets of such Guarantor or the sale or other disposition of the Capital Stock of a Guarantor, if such other Person is not the Company or a Guarantor, such Guarantor’s obligations under its Guarantee must be expressly assumed by such other Person, except in connection with a transaction in which the Guarantee of such Guarantor would be released as provided in Section 9.05; provided, further, for the avoidance of doubt, the release provisions in Section 9.05 shall not apply to any such sale, transfer or other disposition described in this Section 9.03 to Nabors Bermuda or any Affiliate of Nabors Bermuda.

SECTION 9.04.          Luxembourg: Guarantee Limitation. The guarantee granted by any Guarantor which is incorporated and established in the Grand-Duchy of Luxembourg (a "Luxembourg Guarantor") under this this Article IX shall be limited at any time to an aggregate amount not exceeding the higher of: 99% of such Luxembourg Guarantor's capitaux propres (as referred to in article 34 of the Luxembourg law dated 19 December 2002 on the commercial register and annual accounts, as amended (the "2002 Law"), and as implemented by the Grand-Ducal regulation dated 18 December 2015 setting out the form and the content of the presentation of the balance sheet and profit and loss account (the "Regulation")) determined as at the date on which a demand is made under the guarantee, increased by the amount of any Intra-Group Liabilities; and 99% of such Luxembourg Guarantor's capitaux propres (as referred to in article 34 of the 2002 Law) determined as at the date of this Agreement, increased by the amount of any Intra-Group Liabilities. The amount of the capitaux propres under this this Article IX shall be determined by the Trustee acting in its sole commercially reasonable discretion and shall be adjusted (by derogation to the rules contained in the 2002 Law and the Regulation) to take into account the fair value rather than book value of the assets of such Luxembourg Guarantor.

For the purpose of this Clause, "Intra-Group Liabilities" shall mean any amounts owed by such Luxembourg Guarantor to any other member of the group and that have not been financed (directly or indirectly) by any amounts raised in relation to the Securities. The above limitation shall not apply (a) in respect of any amounts due by a direct or indirect subsidiary of that Luxembourg Guarantor in relation to the Securities and (b) in respect of any amounts due by any person which is not a direct or indirect subsidiary of that Luxembourg Guarantor in relation to the Securities and which have been on-lent to or made available by whatever means, directly or indirectly, to that Luxembourg Guarantor or any of its direct or indirect subsidiaries.

SECTION 9.05.          Releases.

(a)            The Guarantee of a Guarantor (other than, in the case of clause (iv) below, the Guarantee of Nabors Bermuda) will be automatically released with respect to the Securities:

(i)            upon the sale or other disposition (including by way of consolidation, merger or scheme or arrangement qualifying as an amalgamation) of a Guarantor, including the sale or disposition of Capital Stock of a Guarantor, following which such Guarantor is no longer a Subsidiary of Nabors Bermuda,

(ii)           the sale or disposition of all or substantially all the assets (including by way of consolidation, merger or scheme or arrangement qualifying as an amalgamation) of a Guarantor,

(iii)          if the Company exercises its legal defeasance option or its covenant defeasance option with respect to the Securities or if the Company’s obligations under this Indenture are satisfied and discharged in accordance with Article VII with respect to the Securities; or

(iv)          if the Securities are rated Investment Grade by at least two of the three Rating Agencies and no Default or Event of Default has occurred and is continuing under this Indenture;

provided, however, that in the case of clauses (i) and (ii) above, such sale or other disposition is made to a Person other than Nabors Bermuda or one of its Affiliates and such sale or disposition is otherwise permitted by this Indenture.

(b)           At the request of the Company and upon delivery of an Officer’s Certificate and Opinion of Counsel, the Trustee shall execute and deliver an appropriate instrument evidencing the release of a Guarantor pursuant to this Section 9.05.

SECTION 9.06.          Subordination Agreement. On the Issue Date, the Lower Tier Note Guarantors, the Trustee, Citibank N.A., and HSBC Bank Canada will enter into (including by way of joinder) the Subordination Agreement with respect to the Securities. In the event of (i) any amendment, supplement, modification, extension, renewal, restatement or refunding of Senior Guaranteed Debt, (ii) the replacement, refunding or refinancing of any Senior Guaranteed Debt with new Senior Guaranteed Debt or (iii) the Lower Tier Note Guarantors issue new Senior Guaranteed Debt, the Lower Tier Note Guarantors and the Trustee will enter into a subordination agreement substantially consistent with the Subordination Agreement, and the Trustee shall be provided with, and may conclusively rely upon, an Officer’s Certificate stating such subordination agreement is permitted by this Indenture and is substantially consistent with the Subordination Agreement with respect to entry into such subordination agreement.

ARTICLE X
REDEMPTION

SECTION 10.01.        Notices to Trustee. If the Company elects to redeem the Securities pursuant to the redemption provisions of Section 10.07, it shall furnish to the Trustee, at least five days before notice of such redemption is to be given pursuant to Section 10.03 (unless a shorter period is acceptable to the Trustee), an Officer’s Certificate setting forth the Redemption Date, the principal amount of such Securities to be redeemed, the redemption price (or the method of calculating the redemption price) and, if the redemption of such Securities is subject to any condition precedent, each such condition precedent.

SECTION 10.02.        Selection of Securities to be Redeemed. If less than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed on a pro rata basis (or, in the case of Securities represented by a Global Security, in accordance with the Applicable Procedures).

Securities and portions of them selected shall be in minimum amounts of $2,000 and integral multiples of $1,000 in excess thereof. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 10.03.        Notices to Holders.

(a)           At least 20 days (or in the case of a redemption pursuant to Section 10.08, 10 days) but not more than 75 days before a Redemption Date, the Company shall give in conformity with Section 11.02 a notice of redemption to each Holder of Securities to be redeemed. The notice shall identify the Securities to be redeemed (including CUSIP, ISIN or similar numbers, if any) and shall state:

(i)            the Redemption Date;

(ii)           the redemption price (or the method of calculating the redemption price);

(iii)           if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be issued;

(iv)          the name and address of the Paying Agent;

(v)           that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the redemption price;

(vi)          that unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the redemption price upon surrender to the Paying Agent of the Securities;

(vii)         the paragraph of the Securities and/or Section of this Indenture pursuant to which the Securities are being redeemed;

(viii)        that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities;

(ix)           the aggregate principal amount of Securities being redeemed; and

(x)           any condition precedent to such redemption.

If any of the Securities to be redeemed is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemptions.

(b)           At the Company’s request, the Trustee shall give the notice required in Section 10.03(a) in the Company’s name; provided, however, that the Company shall deliver to the Trustee, at least 15 days prior to the requested delivery date (unless the Trustee consents in writing to a shorter period), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 10.03(a).

SECTION 10.04.        Effect of Notices of Redemption. Notice of redemption may be given and any redemption of Securities may, at the Company’s discretion, be subject to one or more conditions precedent, including the consummation of a financing transaction or equity issuance, the proceeds of which are to be used to fund such redemption; provided that, if notice of redemption is given pursuant to Section 10.03, and such notice does not include a condition precedent to be satisfied in order for the Company to be obligated to redeem the Securities, the Securities called for redemption shall become due and payable on the Redemption Date at the redemption price. Upon surrender to the Paying Agent of Securities called for redemption, such Securities shall be paid out at the redemption price, plus accrued and unpaid interest up to, but excluding, the Redemption Date; provided, however, that if the Redemption Date is after the taking of a record of the Holders on a record date and on or prior to the related Interest Payment Date, the accrued and unpaid interest shall be payable to the Person in whose name the redeemed Securities are registered on such record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 10.05.        Deposit of Redemption Price. At or prior to 11:00 a.m. New York City time on the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent immediately available funds sufficient to pay the redemption price of all Securities to be redeemed on that date, plus accrued and unpaid interest thereon up to, but excluding, the Redemption Date. The Trustee or the Paying Agent shall return to the Company any money not required for that purpose less the expenses of the Trustee as provided herein.

If the Company complies with the preceding paragraph, interest on the Securities or portions thereof to be redeemed (whether or not such Securities are presented for payment) will cease to accrue on the applicable Redemption Date. If any Security called for redemption shall not be so paid upon surrender because of the failure of the Company to comply with the preceding paragraph, then interest will be paid on the unpaid principal, premium, if any, and Additional Amounts, if any, from the Redemption Date until such principal, premium, if any, and Additional Amounts, if any, are paid and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 3.01.

SECTION 10.06.        Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder, at the expense of the Company, a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

SECTION 10.07.        Optional Redemption.

(a)            On or after December 1, 2021, the Company may redeem the Securities, in whole at any time or in part from time to time, at the redemption prices (expressed as a percentage of principal amount of the Securities to be redeemed) set forth below, plus accrued and unpaid interest, if any, on the Securities, to, but excluding, the applicable Redemption Date, if redeemed during the twelve-month period beginning on December 1 of the years indicated below:

Year	Percentage
2021	104.500%
2022	102.250%
2023 and thereafter	100.000%

(b)            At any time and from time to time prior to December 1, 2021, upon giving notice as provided in Section 10.03 of this Indenture, the Company may redeem up to 35% of the aggregate principal amount of the Securities with an aggregate amount less than or equal to the cash proceeds less any underwriting spread paid in cash of one or more Equity Offerings, at a redemption price equal to 109.000% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the Redemption Date; provided, however, that, at least 50% of the original aggregate principal amount of the Securities (excluding any Additional Securities of such series) must remain outstanding immediately after each such redemption; provided, further, that such redemption shall occur within 180 days after the date on which any such Equity Offering is consummated.

(c)            At any time prior to December 1, 2021, the Company may redeem the Securities, in whole at any time and in part from time to time, upon giving notice as provided in Section 10.03 of this Indenture, at a redemption price equal to 100% of the aggregate principal amount of the Securities to be redeemed, plus the Applicable Premium, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date.

Notice of any redemption may be given and any redemption of Securities may, at the Company’s discretion, be subject to one or more conditions precedent and any redemption pursuant to this Section 10.07 shall be made, to the extent applicable, pursuant to the provisions of Sections 10.01 through 10.06.

SECTION 10.08.        Tax Redemption.

(a)           The Securities will be subject to redemption by the Company, in whole but not in part, at a redemption price equal to 100% of the outstanding principal amount of the Securities, plus accrued and unpaid interest thereon to, but excluding, the applicable Redemption Date (including any Additional Amounts) at any time prior to their maturity if, due to a Change in Tax Law (as defined below):

(i)            the Company or a Guarantor in accordance with the terms of the Securities or a Guarantee has, or would, become obligated to pay, on the next date on which any amount would be payable with respect to the Securities or a Guarantee, any Additional Amounts to the Holders of the Securities; and

(ii)           such obligation cannot be avoided by such Guarantor or the Company taking reasonable measures available to it (including, in the case of a payment by a Guarantor, taking reasonable measures to have the Company or another Guarantor make the relevant payment if this would avoid the obligation to pay Additional Amounts).

(b)           In such case, the Company may redeem the Securities upon not less than 10 days nor more than 75 days’ notice provided, that, (i) no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company or such Guarantor, as the case may be, would be obligated to pay any such Additional Amounts in respect of the Securities or applicable Guarantee and (ii) at the time such notice is given, such obligation to pay such Additional Amounts remains in effect. The Company’s right to redeem the Securities pursuant to this Section 10.08 shall continue as long as the Company or a Guarantor is obligated to pay such Additional Amounts, notwithstanding that the Company or such Guarantor, as the case may be, shall have made payments of Additional Amounts. Prior to the giving of any such notice of redemption, the Company must deliver to the Trustee: (1) an Officer’s Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to redeem have occurred; and (2) an Opinion of Counsel or an independent accountant of recognized standing, selected by the Company or any Guarantor, as applicable, with respect to tax matters of the applicable Relevant Taxing Jurisdiction to the effect that the Company or such Guarantor has, or would, become obligated to pay such Additional Amounts as a result of such Change in Tax Law and the Trustee shall be entitled to accept such Officer’s Certificate and Opinion of Counsel as sufficient evidence of the satisfaction of the conditions precedent in which event they shall be conclusive and binding on the holders of the Securities. For the purposes of this Section 10.08, “Change in Tax Law” shall mean any changes in, or amendment to, any law of a Relevant Taxing Jurisdiction (including any regulations or rulings promulgated thereunder and including, for this purpose, any treaty entered into by the Relevant Taxing Jurisdiction) or any amendment to or change in the application or official interpretation (including judicial or administrative interpretation) of such law, which change or amendment becomes effective or, in the case of an official interpretation, is announced, on or after the date of this Indenture (or, if later, on or after the date on which such Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction).

Any redemption pursuant to this Section 10.08 shall be made, to the extent applicable, pursuant to the provisions of Sections 10.01 through 10.06.

The foregoing provisions will apply mutatis mutandis to any successor person, after such successor person becomes a party to this Indenture, with respect to a Change in Tax Law occurring after the time such successor person becomes a party to this Indenture.

ARTICLE XI
MISCELLANEOUS

SECTION 11.01.        [Reserved].

SECTION 11.02.        Notices. Any notice or other communication by the Company, the Guarantors or the Trustee to the others is duly given if in writing and delivered in person, by facsimile or by overnight air courier guaranteeing next day delivery or if mailed by first-class mail (registered or certified, return receipt requested), in each case to the other’s address:

If to the Company or any Guarantor:

c/o Nabors Corporate Services, Inc.

515 West Greens Road, Suite 1200

Houston, Texas 77067

Attention: General Counsel

Telephone No.: (281) 874-0035

Telecopier No.: (281) 775-8431

If to the Trustee:

Wilmington Trust, National Association

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890

Each of the Company, the Guarantors and the Trustee by notice to the others may designate additional or different addresses for subsequent notices or other communications.

All notices and other communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. Notwithstanding the foregoing, notices to the Trustee shall be effective only upon receipt.

Any notice or other communication to a Holder shall be mailed by first-class mail, postage prepaid, to the Holder’s address shown on the register kept by the Registrar; provided, however, if the Holder is the Depositary (or its nominee) any notice or communication to such Holder shall be given in accordance with the Depositary’s rules and procedures. Failure to give a notice or other communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or other communication is mailed or otherwise sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company or any Guarantor sends a notice or other communication to Holders, it shall send a copy to the Trustee at the same time.

All notices or other communications, including, without limitation, notices to the Trustee, the Company or the Guarantors by Holders, shall be in writing and in the English language.

In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice or other communication required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

SECTION 11.03.        [Reserved].

SECTION 11.04.        Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company or the Guarantors to the Trustee to take any action under this Indenture, the Company or the Guarantors shall, if requested by the Trustee, furnish to the Trustee:

(i)            an Officer’s Certificate (which shall include the statements set forth in Section 11.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii)            an Opinion of Counsel (which shall include the statements set forth in Section 11.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Notwithstanding the foregoing, no such Opinion of Counsel shall be required in connection with the issuance of the Initial Securities.

SECTION 11.05.        Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)            a statement that the Person making such certificate or opinion has read such covenant or condition;

(ii)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)          a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)          a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 11.06.        Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or the Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.07.        Legal Holidays. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a record date is a Legal Holiday, the record date shall not be affected.

SECTION 11.08.        No Recourse Against Others. A director, officer, employee or stockholder of the Company or the Guarantors, as such, shall not have any liability for any obligations of the Company or the Guarantors under the Securities, the Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

SECTION 11.09.        Governing Law; Jury Trial Waiver. This Indenture, the Securities and the Guarantees shall be governed by and construed in accordance with the laws of the State of New York. EACH OF THE COMPANY, THE GUARANTORS, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 11.10.        Consent to Jurisdiction and Service of Process.    Each of the Foreign Guarantors is not organized under the laws the United States (including the States thereof and the District of Columbia) and therefore hereby appoints the Company as the authorized agent thereof (the “Authorized Agent”) upon whom process may be served in any action, suit or proceeding arising out of or based on this Indenture or the Securities which may be instituted in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York, in either case in the Borough of Manhattan, The City of New York, by the Trustee or the Holder of any Security, and to the fullest extent permitted by applicable law, the Company and each of the Foreign Guarantors hereby waives any objection which it may now or hereafter have to the laying of venue of any such proceeding and expressly and irrevocably accepts and submits, for the benefit of the Trustee or the Holders from time to time of the Securities, to the nonexclusive jurisdiction of any such court in respect of any such action, suit or proceeding, for itself and with respect to its properties, revenues and assets. Such appointment shall be irrevocable unless and until the appointment of a successor authorized agent for such purpose, and such successor’s acceptance of such appointment, shall have occurred. Each of the Foreign Guarantor agrees to take any and all actions, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent with respect to any such action shall be deemed, in every respect, effective service of process upon each Foreign Guarantor. Notwithstanding the foregoing, any action against a Foreign Guarantor arising out of or based on any Security or the Guarantees may also be instituted by the Trustee or the Holder of such Security in any court in the jurisdiction of organization of such Foreign Guarantor, and each Foreign Guarantor expressly accept the jurisdiction of any such court in any such action. The Company hereby accepts the foregoing appointments as agent for service of process.

SECTION 11.11.        Waiver of Immunity. To the extent that any Foreign Guarantor or any of their respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any thereof, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Indenture or the Securities, each Foreign Guarantor, to the maximum extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

SECTION 11.12.        Judgment Currency. The Foreign Guarantors agree to indemnify the Trustee and each Holder against any loss incurred by it as a result of any judgment or order being given or made and expressed and paid in a currency (the “Judgment Currency”) other than U.S. dollars and as a result of any variation as between (a) the rate of exchange at which the U.S. dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (b) the spot rate of exchange in The City of New York at which the Trustee or such Holder on the date of payment of such judgment or order is able to purchase U.S. dollars with the amount of the Judgment Currency actually received by the Trustee or such Holder. The foregoing indemnity shall constitute a separate and independent obligation of the Foreign Guarantors and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “spot rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, U.S. dollars.

SECTION 11.13.       No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company, the Guarantors or any other Subsidiary of Nabors Bermuda. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.14.        Successors. All agreements of the Company and the Guarantors in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 11.15.        Severability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.16.        Counterpart Originals. The parties may sign any number of copies of this Indenture by manual or facsimile signature. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 11.17.        U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

SECTION 11.18.        Force Majeure. In no event shall the Trustee be liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes, epidemics, pandemics, recognized emergencies or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it beyond understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 11.19.       Table of Contents, Headings, etc. The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

Company:

NABORS INDUSTRIES, INC.

By:	s/ Joseph G. Walker
Name: Joseph G. Walker
Title: Secretary

Guarantors:

NABORS INDUSTRIES LTD.

By:	s/ Mark D. Andrews
Name: Mark D. Andrews
Title: Corporate Secretary

NABORS HOLDINGS LTD.

By:	s/ Mark D. Andrews
Name: Mark D. Andrews
Title: President

NABORS INTERNATIONAL MANAGEMENT LIMITED

By:	s/ Mark D. Andrews
Name: Mark D. Andrews
Title: President

NABORS GLOBAL HOLDINGS LIMITED

By:	s/ Henricus Reindert Petrus Pollmann
Name: Henricus Reindert Petrus Pollmann
Title: Class A Manager

NABORS LUX FINANCE 1

By:	s/ Henricus Reindert Petrus Pollmann
Name: Henricus Reindert Petrus Pollmann
Title: Class A Manager

NABORS LUX 2

By:	s/ Henricus Reindert Petrus Pollmann
Name: Henricus Reindert Petrus Pollmann
Title: Class A Manager

NABORS DRILLING CANADA LIMITED

By:	s/ Terrace Smid
Name: Terrace Smid
Title: Associate Vice President

NABORS INTERNATIONAL FINANCE INC.

By:	s/ Joseph G. Walker
Name: Joseph G. Walker
Title: Secretary

NABORS DRILLING HOLDINGS INC.

By:	s/ Joseph G. Walker
Name: Joseph G. Walker
Title: Secretary

NABORS DRILLING TECHNOLOGIES USA, INC.

By:	s/ Joseph G. Walker
Name: Joseph G. Walker
Title: Secretary

Trustee:

Wilmington Trust, National Association

By:	s/ Hallie E. Field
Name: Hallie E. Field
Title: Vice President

EXHIBIT A

[FACE OF NOTE]

NABORS INDUSTRIES, INC.

9.00% SENIOR PRIORITY GUARANTEED NOTES DUE 2025

No. _________

CUSIP No. ____________	$__________

Nabors Industries, Inc., a Delaware corporation (the “Company”), for value received promises to pay to __________________ or registered assigns, the principal sum of _________ Dollars [or such greater or lesser amount as is indicated on the Schedule of Exchanges of Interests in the Global Securities on the other side of this Security*] on February 1, 2025.

Interest Payment Dates: February 1 and August 1
Record Dates: January 15 and July 15

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by one of its duly authorized officers.

Dated:

NABORS INDUSTRIES, INC.

By:

Certificate of Authentication:

This is one of the Securities referred to in the within- mentioned Indenture.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

* This phrase should be included only if the Security is a Global Security.

[REVERSE OF SECURITY]

[Insert the Global Security Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the OID Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Subordination Legend, if applicable pursuant to the provisions of the Indenture]

NABORS INDUSTRIES, INC.

9.00% SENIOR PRIORITY GUARANTEED NOTE DUE 2025

This Security is one of a duly authorized issue of 9.00% Senior Priority Guaranteed Notes due 2025 (the “Securities”) of Nabors Industries, Inc., a Delaware corporation (the “Company”).

1.      Interest. The Company promises to pay interest on the principal amount of this Security at a rate of 9.00% per annum until Maturity. The Company will pay interest semi-annually on February 1 and August 1 of each year (each an “Interest Payment Date”), beginning      , or if any such day is not a Business Day, on the next succeeding Business Day. Interest on this Security will accrue from the most recent Interest Payment Date on which interest has been paid or, if no interest has been paid, from            ; provided that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. Further, to the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, premium, if any, Additional Amounts, if any, and interest (without regard to any applicable grace period), from time to time on demand at the rate then in effect on the Securities. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.            Method of Payment. The Company will pay interest on this Security (except defaulted interest) to the Persons who are registered Holders of this Security at the close of business on the record date next preceding the Interest Payment Date, even if this Security is canceled after such record date and on or before such Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect payments of principal and premium, if any. The Company will pay the principal of and premium, if any, and Additional Amounts, if any, and interest on this Security in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, Additional Amounts, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium, if any, Additional Amounts, if any, and interest) at the office or agency of the Paying Agent maintained for such purpose or, at its option, by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.            Ranking and Guarantees. This Security is a senior unsecured obligation of the Company and is guaranteed pursuant to guarantees (the “Guarantees”) by the Guarantors to the extent set forth in the Indenture. The Guarantees are senior unsecured obligations of the Guarantors. References herein to the Indenture or the Securities shall be deemed also to refer to the Guarantees set forth in the Indenture except where the context otherwise requires.

4.            Optional Redemption; Purchases upon Change of Control Triggering Event.

The Securities are subject to the optional redemption provisions set forth in Sections 10.07 and 10.08 of the Indenture and certain offers to repurchase upon the occurrence of certain Change of Control Triggering Events as set forth in Section 3.10 of the Indenture.

5.            Paying Agent and Registrar. Initially, Wilmington Trust, National Association., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. Nabors Bermuda or any of its Subsidiaries may act in any such capacity.

6.            Indenture. The Company issued this Security under an Indenture dated as of December 1, 2020 (as amended, supplemented or otherwise modified from time to time, the “Indenture”) among the Company, the Guarantors and Wilmington Trust, National Association, (the “Trustee”). The terms of this Security include those stated in the Indenture. This Security and the Guarantees are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling (to the extent permitted by law). The Securities are unsecured obligations of the Company. The Company initially has issued $175,575,000 aggregate principal amount of Securities. The Company may issue Additional Securities of the same series as this Security under the Indenture, provided that a separate CUSIP will be used for any Additional Securities that are not “fungible” for U.S. federal income tax purposes with the Securities issued on the date of the Indenture. Capitalized terms used but not defined in this Security have the respective meanings given to such terms in the Indenture.

7.            Denominations, Transfer, Exchange. The Securities are issuable only in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of this Security may be registered and this Security may be exchanged only as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any transfer tax or similar governmental charge or other fee required by law and payable in connection therewith. The Registrar need not exchange or register the transfer of this Security during the period between a record date and the corresponding Interest Payment Date.

8.            Persons Deemed Owners. The registered Holder of a Security shall be treated as its owner for all purposes.

9.            Amendments and Waivers. The Securities are subject to the amendment and waiver provisions set forth in Article VIII of the Indenture.

10.            Defaults and Remedies. The Events of Default and remedies of the Holders pertaining to the Securities are set forth in Article V of the Indenture.

11.            Additional Amounts. If the Company or any Guarantor is required to withhold or deduct any amount for or on account of any Taxes for any payment made under or with respect to this Security, it will, subject to the limitations set forth in Section 3.08 of the Indenture, pay any Additional Amounts.

12.            Discharge or Defeasance Prior to Maturity. The Indenture shall be satisfied and discharged with respect to this Security upon the payment of all of the Securities, and it may be satisfied and discharged (except for certain obligations) upon the irrevocable deposit with the Trustee of cash, or U.S. Government Obligations or a combination thereof sufficient for such payment. The Indenture also contains provisions for defeasance of (i) the entire indebtedness of the Company on the Securities and (ii) certain restrictive covenants and the related Events of Default with respect to this Security, subject to compliance by the Company with certain conditions set forth in the Indenture.

13.            Trustee Dealings with the Company and the Guarantors. The Trustee in its individual or any other capacity may become the owner or pledgee of this Security and may otherwise deal with the Company, the Guarantors or any of their Affiliates with the same rights it would have if it were not the Trustee.

14.            No Recourse Against Others. A director, officer, employee or stockholder of the Company or the Guarantors, as such, shall not have any liability for any obligations of the Company or the Guarantors under this Security, the Guarantees or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting this Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

15.            Authentication. This Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of an authorized signatory of the Trustee, which signature shall be conclusive evidence that this Security has been authenticated under the Indenture.

16.            CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused a CUSIP number to be printed on this Security as a convenience to the Holders of this Security. No representation is made as to the correctness of such number either as printed on this Security or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on this Security.

17.            Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

18.            Governing Law. The Indenture, this Security and the Guarantees shall be governed by and construed in accordance with, the laws of the State of New York.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to it at:

c/o Nabors Corporate Services, Inc.

515 West Greens Road, Suite 1200

Houston, Texas 77067

Attention: General Counsel

Telephone No.: (281) 874-0035

Telecopier No.: (281) 775-8431

FORM OF NOTATION ON SECURITY
RELATING TO GUARANTEES

Each of the Guarantors (which term includes any successor Person in such capacity under the Indenture), has fully, unconditionally and absolutely guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the due and punctual payment of the principal of and premium, if any, Additional Amounts, if any, and interest on these Securities and all other amounts due and payable under the Indenture by the Company with respect to these Securities.

The obligations of the Guarantors to the Holders of Securities and to the Trustee pursuant to the Guarantees and the Indenture are expressly set forth in Article IX of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantees.

Guarantors:

NABORS INDUSTRIES LTD.

By:
Name:
Title:

NABORS HOLDINGS LTD.

By:
Name:
Title:

NABORS INTERNATIONAL MANAGEMENT LIMITED

By:
Name:
Title:

NABORS GLOBAL HOLDINGS LIMITED

By:
Name:
Title:

NABORS LUX FINANCE 1

By:
Name:
Title:

NABORS LUX 2

By:
Name:
Title:

NABORS DRILLING CANADA LIMITED

By:
Name:
Title:

NABORS INTERNATIONAL FINANCE INC.

By:
Name:
Title:

NABORS DRILLING HOLDINGS INC.

By:
Name:
Title:

NABORS DRILLING TECHNOLOGIES USA, INC.

By:
Name:
Title:

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to:

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint ___________________________________________________ as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)
Signature Guarantee:
(Participant in a Recognized Signature Guaranty Medallion Program)

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY**

The following increases or decreases in the principal amount of this Global Security have been made:

Date of Transaction	Amount of Decrease in Principal Amount of Global Security	Amount of Increase in Principal Amount of Global Security	Principal Amount of Global Security Following Such Decrease (or Increase)	Signature of Authorized Signatory, Trustee or Securities Custodian

** This Schedule should be included only if the Security is a Global Security.

Option of Holder to Elect Purchase

If you want to elect to have this Security purchased by the Company pursuant to Section 3.10 of the Indenture, check the box below:

☐

If you want to elect to have only part of the Security purchased by the Company pursuant to Section 3.10 of the Indenture, state the amount you elect to have purchased:

$_______________

Date:

Your Signature:
(Sign exactly as your name appears on the face
of this Security)

Tax Identification No.:

Signature Guarantee:**

** Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Nabors Corporate Services, Inc.

515 West Greens Road, Suite 1200

Houston, Texas 77067

Attention: General Counsel

Telephone No.: (281) 874-0035

Telecopier No.: (281) 775-8431

Wilmington Trust, National Association

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890

Re: 9.00% Senior Priority Guaranteed Notes due 2025

Reference is hereby made to the Indenture, dated as of December 1, 2020 (the “Indenture”), among Nabors Industries, Inc., as issuer (the “Company”), the Guarantors party thereto and Wilmington Trust, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

______________ (the “Transferor”) owns and proposes to transfer the Security or beneficial interest in such Security specified in Annex A hereto, in the principal amount of $___________ (the “Transfer”), to __________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.            [ ] CHECK IF TRANSFEREE IS A QIB IN ACCORDANCE WITH RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Security is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Security or the Restricted Definitive Security and in the Indenture and the Securities Act.

2.            [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the Transfer is being made prior to the expiration of the Restricted Period, the Transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Regulation S Global Security or the Restricted Definitive Security and in the Indenture and the Securities Act.

3.            [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Securities and Restricted Definitive Securities and pursuant to and in accordance with the Securities Act (other than Rule 144A or Regulation S) and any applicable “blue sky” securities laws of any state of the United States.

4.            [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY OR OF AN UNRESTRICTED DEFINITIVE SECURITY:

(a)            [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities or Restricted Definitive Securities and in the Indenture.

(b)            [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities or Restricted Definitive Securities and in the Indenture.

(c)            [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities or Restricted Definitive Securities and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Guarantor.

[Insert Name of Transferor]

By:

Name:

Title:

Dated: ___________, ____

ANNEX A TO CERTIFICATE OF TRANSFER

1.            The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)            [ ] a beneficial interest in a Global Security (CUSIP [      ]), or

(b)            [ ] a Restricted Definitive Security (CUSIP [     ]).

2.            After the Transfer the Transferee will hold:

[CHECK ONE]

(a)            [ ] a beneficial interest in a Global Security (CUSIP [      ]); or

(b)            [ ] a Restricted Definitive Security (CUSIP [     ]); or

(c)            [ ] an Unrestricted Definitive Security (CUSIP [      ]), in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Nabors Corporate Services, Inc.

515 West Greens Road, Suite 1200

Houston, Texas 77067

Attention: General Counsel

Telephone No.: (281) 874-0035

Telecopier No.: (281) 775-8431

Wilmington Trust, National Association

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890

Re:	9.00% Senior Priority Guaranteed Notes due 2025 CUSIP for Securities sold in reliance on Rule 144A: [ ]

CUSIP for Securities sold in reliance on Regulation S: [ ]

Reference is hereby made to the Indenture, dated as of December 1, 2020 (the “Indenture”), among Nabors Industries, Inc., as issuer (the “Company”), the Guarantors party thereto and Wilmington Trust, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

____________ (the “Owner”) owns and proposes to exchange the Securities or beneficial interest in such Securities specified above, in the principal amount of $____________ (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.            EXCHANGE OF RESTRICTED DEFINITIVE SECURITIES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL SECURITY FOR UNRESTRICTED DEFINITIVE SECURITIES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL SECURITY:

(a)            [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable “blue sky” securities laws of any state of the United States.

(b)            [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY TO UNRESTRICTED DEFINITIVE SECURITY. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Security is being acquired in compliance with any applicable “blue sky” securities laws of any state of the United States.

(c)            [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE SECURITY TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY. In connection with the Owner’s Exchange of a Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable “blue sky” securities laws of any state of the United States.

(d)            [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE SECURITY TO UNRESTRICTED DEFINITIVE SECURITY. In connection with the Owner’s Exchange of a Restricted Definitive Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Unrestricted Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Security is being acquired in compliance with any applicable “blue sky” securities laws of any state of the United States.

2.            EXCHANGE OF RESTRICTED DEFINITIVE SECURITIES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL SECURITIES FOR RESTRICTED DEFINITIVE SECURITIES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL SECURITIES:

(a)            [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY TO RESTRICTED DEFINITIVE SECURITY. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a Restricted Definitive Security with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Security is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Security issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Security and in the Indenture and the Securities Act.

(b)            [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE SECURITY TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY. In connection with the Exchange of the Owner’s Restricted Definitive Security for a beneficial interest in the [CHECK ONE] [     ] 144A Global Security or [    ] Regulation S Global Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, and in compliance with any applicable “blue sky” securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Security and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Guarantor.

[Insert Name of Owner]

By:

Name:
Title:

Dated:_________________, ___

EXHIBIT D

FORM OF JOINDER TO SUBORDINATION AGREEMENT

JOINDER AGREEMENT – ADDITIONAL TRUSTEE

This     JOINDER     AGREEMENT     –     ADDITIONAL     TRUSTEE     made     by

Wilmington Trust, National Association, in its capacity as trustee under the Additional Indenture (as defined below) (the “Additional Trustee”) is dated as of December 1, 2020 (this “Trustee Joinder”), and joins the Additional Trustee as a Trustee under the Subordination Agreement, dated as of October 29, 2020 (as amended, amended and restated, supplemented and otherwise modified from time to time, the “Subordination Agreement”), among CITIBANK, N.A., in its capacity as administrative agent under the Credit Agreement (in such capacity, together with its successors and assigns in such capacity, the “Agent”), HSBC BANK CANADA, as the Canadian Lender (the “Canadian Lender”), NABORS INDUSTRIES LTD., a Bermuda exempted company (“Holdings”), NABORS INDUSTRIES, INC., a Delaware corporation (the “Borrower”), the Specified Subsidiary Guarantors party thereto and Wilmington Trust, National Association, in its capacity as trustee under the Initial Indenture (as the initial trustee, the “Initial Trustee” and together with the Additional Trustee, each a “Trustee”), for the benefit of the holders of the obligations under the Initial Indenture.

A.            Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Subordination Agreement.

B.            Pursuant to the Indenture, dated as of December 1, 2020 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Additional Indenture”), by and among the Borrower, as issuer, Holdings, the Specified Subsidiary Guarantors and certain other subsidiaries of Holdings, as guarantors, and the Additional Trustee, one or more Specified Subsidiary Guarantors has incurred indebtedness in respect of the $175,575,000 aggregate principal amount of 9.00% Senior Priority Guaranteed Notes due 2025.

C.            This Trustee Joinder is being executed by the Additional Trustee in accordance with Section 8 of the Subordination Agreement, as a condition to the incurrence of indebtedness under the Additional Indenture by such Specified Subsidiary Guarantors pursuant to Section 9.06(n) of the Credit Agreement.

Accordingly, the Additional Trustee agrees as follows:

SECTION 1. The Additional Trustee by its signature below becomes a Trustee under the Subordination Agreement with the same force and effect as if originally named therein as a Trustee and the Additional Trustee hereby agrees to all the terms and provisions of the Subordination Agreement applicable to it as a Trustee thereunder. The Subordination Agreement is hereby incorporated herein by reference.

SECTION 2. The Additional Trustee represents and warrants to Agent that this Trustee Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

D-1

SECTION 3. This Trustee Joinder may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Trustee Joinder shall become effective when Agent shall have received a counterpart of this Trustee Joinder that bears the signature of the Additional Trustee and the Agent. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Trustee Joinder shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

SECTION 4. Except as expressly supplemented hereby, the Subordination Agreement shall remain in full force and effect.

SECTION 5. SECTIONS 17 THRU 20 OF THE SUBORDINATION AGREEMENT ARE HEREBY INCORPORATED HEREIN MUTATIS MUTANDIS.

SECTION 6. In case any one or more of the provisions contained in this Trustee Joinder should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Subordination Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 11 of the Subordination Agreement.

SECTION 8. The Additional Trustee agrees that the Agent shall be entitled to reimbursement of its expenses incurred hereunder and indemnity for its actions in connection herewith as provided in the Credit Agreement or Indenture as applicable.

[Signature pages to follow]

D-2